Exhibit 4.1



                          EMPLOYEE STOCK OWNERSHIP PLAN

                                       OF

                             FRONTIER AIRLINES, INC.

                                TABLE OF CONTENTS

ARTICLE I Definitions..........................................................1
         1.1      "Affiliated Entity"..........................................1
         1.2      "Alternate Payee"............................................1
         1.3      "Annual Addition"............................................1
         1.4      "Break in Service"...........................................2
         1.5      "Code".......................................................2
         1.6      "Committee"..................................................2
         1.7      "Company"....................................................2
         1.8      "Company Contributions"......................................3
         1.9      "Company ESOP Contributions".................................3
         1.10     "Company Stock Bonus Contributions"..........................3
         1.11     "Compensation"...............................................3
         1.12     "Covered Employee"...........................................4
         1.13     "Determination Date".........................................4
         1.14     "Determination Year".........................................4
         1.15     "Disability".................................................5
         1.16     "Domestic Relations Order"...................................5
         1.17     "Effective Date".............................................5
         1.18     "Employee"...................................................5
         1.19     "ERISA"......................................................5
         1.20     "ESOP Suspense Account"......................................5
         1.21     "Exempt Loan"................................................5
         1.22     "Family Group"...............................................5
         1.23     "Family Member"..............................................5
         1.24     "Fiscal Year"................................................6
         1.25     "Five-Percent Owner".........................................6
         1.26     "Highly Compensated Employee"................................6
         1.27     "Hour of Service"............................................7
         1.28     "Key Employee"...............................................9
         1.29     "Limitation Year"............................................9
         1.30     "Look-Back Year".............................................9
         1.31     "Non-Highly Compensated Employee"............................9
         1.32     "Non-Key Employee"...........................................9
         1.33     "Normal Retirement Age"......................................9
         1.34     "Participant"................................................9
         1.35     "Plan Administrator".........................................9
         1.36     "Plan Year"..................................................9
         1.37     "Qualified Domestic Relations Order ("QDRO")"................9
         1.38     "Required Beginning Date"....................................9
         1.39     "Spouse".....................................................9
         1.40     "Stock"......................................................9
         1.41     "Taxable Year"...............................................9
         1.42     "Top-Paid Group"............................................10
         1.43     "Valuation Date"............................................10
         1.44     "Year of Service"...........................................10
ARTICLE II Participation......................................................11
         2.1      Participation...............................................11
         2.2      Break in Covered Employee Status............................11
         2.3      Enrollment Procedure........................................11
         2.4      Absences....................................................11

ARTICLE III Contributions.....................................................11
         3.1      Company Contributions.......................................11
         3.2      Return of Contributions.....................................12
         3.3      Limitation on Annual Additions..............................13
ARTICLE IV Interests in the Trust Fund........................................14
         4.1      Participants' Accounts......................................15
         4.2      Valuation of Trust Fund.....................................15
         4.3      Allocation of Increase or Decrease in Net Worth.............16
         4.4      Allocation of Company Contributions.........................16
ARTICLE V Amount of Benefits..................................................17
         5.1      Vesting Schedule............................................17
         5.2      Forfeitures.................................................17
         5.3      Restoration of Forfeitures..................................18
         5.4      Method of Forfeiture Restoration............................18
         5.5      Allocation of Forfeitures...................................18
         5.6      Credits for Pre-Break Service...............................19
         5.7      Transfers - Portability.....................................19
         5.8      Reemployment - Separate Account.............................19
ARTICLE VI Distribution of Benefits...........................................19
         6.1      Beneficiaries...............................................19
         6.2      Consent.....................................................20
         6.3      Distributable Amount........................................20
         6.4      Manner of Distribution......................................20
         6.5      Time of Distribution........................................20
         6.6      Separate Accounting for Distributable Amounts...............22
ARTICLE VII Allocation of Responsibilities - Named Fiduciaries................22
         7.1      No Joint Fiduciary Responsibilities.........................22
         7.2      The Company.................................................22
         7.3      The Trustee.................................................23
         7.4      Plan Administrator; Appeals Board...........................23
         7.5      Plan Administrator to Construe Plan.........................23
         7.6      Organization of Appeals Board and Committee.................24
         7.7      Agent for Process...........................................24
         7.8      Indemnification of Appeals Board and Committee Members......24
ARTICLE VIII Trust Agreement..................................................24
         8.1      Trust Agreement.............................................24
         8.2      Expenses of Trust...........................................24
ARTICLE IX Termination and Amendment..........................................24
         9.1      Termination of Plan or Discontinuance of Contributions......24
         9.2      Allocations Upon termination or Discontinuance of
                  Company Contributions.......................................24
         9.3      Procedure Upon Termination of Plan or Discontinuance
                  of Contributions............................................25
         9.4      Amendment by Frontier.......................................25
         9.5      Amendment to Vesting Schedule...............................26
ARTICLE X Special Provisions Regarding Company Stock..........................26
         10.1     Time of Distribution........................................26
         10.2     Put Option Requirements.....................................26
         10.3     Diversification and Early Distribution......................27
         10.4     Registration................................................28
         10.5     Investment of Trust Fund....................................28
         10.6     Dividends...................................................28

         10.7     Voting of Stock.............................................28
         10.8     Stock to be Subject to Certain Conditions...................29
         10.9     Valuation of Stock..........................................29
ARTICLE XI Company Stock Purchased with Exempt Loans..........................29
         11.1     Prohibition Against Non-Exempt Loans........................29
         11.2     Voting Rights...............................................32
         11.3     Allocation to Accounts of Participants......................32
         11.4     Non-Terminable Provisions...................................32
ARTICLE XII Plan Adoption by Affiliated Entities..............................32
         12.1     Adoption of Plan............................................33
         12.2     Agent of Affiliated Party...................................33
         12.3     Disaffiliation and Withdrawal from Plan.....................33
         12.4     Effect of Disaffiliation or Withdrawal......................33
         12.5     Distribution Upon Disaffiliation or Withdrawal..............33
ARTICLE XIII Top-Heavy Provisions.............................................34
         13.1     Application of Top-Heavy Provisions.........................34
         13.2     Determination of Top-Heavy Status...........................34
         13.3     Special Vesting Rule........................................35
         13.4     Special Minimum Contribution................................35
         13.5     Change in Top-Heavy Status..................................35
ARTICLE XIV Miscellaneous.....................................................35
         14.1     Right to Dismiss Employees - No Employment Contract.........35
         14.2     Claims Procedure............................................36
         14.3     Source of Benefits..........................................36
         14.4     Exclusive Benefit of Employees..............................36
         14.5     Forms of Notices............................................37
         14.6     Notice of Adoption of the Plan..............................37
         14.7     Plan Merger.................................................37
         14.8     Inalienability of Benefits - Domestic Relations Order.......37
         14.9     Payments Due Minors or Incapacitated Individuals............39
         14.10    Uniformity of Application...................................39
         14.11    Disposition of Unclaimed Payments...........................39
         14.12    Pronouns: Gender and Number.................................40
         14.13    Applicable Law..............................................40

                          EMPLOYEE STOCK OWNERSHIP PLAN

                                       OF

                             FRONTIER AIRLINES, INC.

                                    PREAMBLE

         Frontier Airlines, Inc., a Colorado corporation ("Frontier" or the "Company"), hereby establishes an Employee Stock Ownership Plan (the "Plan") effective April 1, 1994. Frontier also has established a trust (the "Trust") with a trustee (the "Trustee") forming a part of the Plan to be effective at the same time. The Plan and Trust are intended to comply with the provisions of the Code (as defined herein) and ERISA (as defined herein), to qualify as both a stock bonus plan under Code section 401(a) and an employee stock ownership plan under Code section 4975(e)(7).

                                    ARTICLE I

                                   Definitions

         The following words and phrases shall have the meaning set forth below:

         1.1   "Affiliated Entity" means:

          (a)  for all Sections of the Plan except  those  listed in  subsection
               (b), any corporation or other entity, now or hereafter formed, that is or shall become affiliated with the Company, either directly or indirectly, through stock ownership or control, and which is (i) included in the controlled group of corporations (within the meaning of Code section 1563(a) without regard to Code section 1563(a)(4) and Code section 1563(e)(3)(C)) in which the Company is also included; (ii) included in the group of entities (whether or not incorporated) under common control (within the meaning of Code section 414(c)) in which the Company is also included; (iii) included in an affiliated service group (within the meaning of Code section 414(m)) in which the Company is also included; or (iv) required to be aggregated with the Company by Code section 414(o).

          (b) for purposes of determining Annual Additions under Section 1.3, limiting Annual Additions to a Participant's account(s) under
               Section 3.3, and construing the defined terms as they are used in Sections 1.3 and 3.3 (such as "Compensation" and "Employee"), the term "Affiliated Entity" means any Affiliated Entity as determined in subsections (a)(iii) and (a)(iv), and any entity that would be an Affiliated Entity under subsections (a)(i) and
               (a)(ii) if the phrase "more than 50%" were to be substituted for the phrase "at least 80%" each place it occurs in Code section 1563(a)(1).

         1.2 "Alternate Payee" means a Participant's Spouse, former spouse, child, or other dependent who is recognized by a QDRO as having a right to receive all, or a portion of, the benefits payable under this Plan with respect to such Participant.

         1.3 "Annual Addition" means the allocations to a Participant's account(s) for any Limitation Year, as described in detail below:

          (a) Annual Additions shall include: (i) Company Contributions to this Plan and any other defined contribution plan maintained by the Company or any Affiliated Entity; (ii) Participant before-tax or after-tax contributions to any other defined contribution plan maintained by the Company or any Affiliated Entity; (iii) forfeitures allocated to a Participant's account(s) in this Plan and any other defined contribution plan maintained by the Company or any Affiliated Entity (except as provided in Paragraphs
               (b)(iii) and (b)(vi) below; (iv) all amounts paid or accrued after December 31, 1985 in Taxable Years ending after December 31, 1985, to a welfare benefit fund as defined in Code section 419(e) and allocated to the separate account (under such welfare benefit fund) of a Key Employee to provide post-retirement medical benefits; and (v) contributions allocated on the Participant's behalf to any individual medical account as defined in Code section 415(1)(2).

          (b) Annual Additions shall not include: (i) Rollover contributions made pursuant to Code section 402(c), 403(a)(4), 403(b)(8), 405(d)(3), or 409(b)(3)(C), to any other defined contribution plan maintained by the Company or an Affiliated Entity; (ii) repayments of loans made to a Participant from a qualified plan maintained by the Company or any Affiliated Entity; (iii) repayments of forfeitures for rehired Participants, as described in Code sections 411(a)(7)(B) and 411(a)(3)(D); (iv) direct transfer of employee contributions from one qualified plan to this Plan or any other qualified defined contribution plan maintained by the Company or any Affiliated Entity; (v) deductible employee contributions within the meaning of Code section 72(o)(5); or (vi) repayments of forfeitures of missing individuals pursuant to Section 14.11.

         1.4 "Break in Service" means a Plan Year in which a Participant fails to receive credit for more than 500 Hours of Service. A five-year Break in Service means five consecutive one-year Breaks in Service. A leave of absence in a non-paid status that is approved in writing by the Company or an Affiliated Entity shall not constitute a Break in Service for eligibility or vesting purposes. A leave of absence in a non-paid status that is approved in writing by the Company shall not constitute a Break in Service for participation purposes. A Participant shall be considered to have terminated employment with the Company other than by reason of retirement, disability or death, upon any separation from service with the Company, regardless of whether the Participant receives a severance allowance by way of salary or benefit continuation for any period or in any other form; provided, however, that no such termination of employment shall be deemed to have occurred as a result of any of the following:

         (a)   Separation to enter the service of Affiliated Entity;

         (b)   Leave of absence pursuant to Section 2.4;

         (c) Temporary disability, causing an absence, followed by resumption of active work within 180 days following the first day of such absence; or

         (d) Absence from employment for service in the armed forces or other government service provided that, and only so long as, reemployment rights are protected by law.

         1.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings in effect thereunder from time to time.

         1.6   "Committee" means the administrative committee provided for in
Section 7.4, if one is appointed by the Company.

         1.7 "Company" means Frontier Airlines, Inc., a Colorado corporation, any successor thereto, and any Affiliated Entity that adopts the Plan pursuant to Article XII.

         1.8 "Company Contributions" means all contributions to the Plan made by the Company pursuant to Section 3.1 for the Plan Year.

         1.9 "Company ESOP Contributions" means all contributions to the Plan made by the Company to pay interest and/or principal on an Exempt Loan pursuant to subsection 3.1(a) and Article XI for the Plan Year.

         1.10 "Company Stock Bonus Contributions" means all regular stock bonus contributions to the Plan made by the Company pursuant to subsection 3.1(a) for the Plan Year.

         1.11  "Compensation" means :

         (a) Code Section 415 Compensation. For purposes of determining the limitation on Annual Additions under Section 3.3 and the minimum contribution under Section 13.4 when the Plan is top-heavy, Compensation shall mean those amounts reported as "wages, tips, other compensation" on Form W-2 by the Company or an Affiliated Entity.

         (b) Code Section 415 Compensation, Other Rules. Compensation shall include amounts paid to or accrued by the Employee. For Plan Years or Limitation Years beginning on or after January 1, 1991, Compensation shall include amounts paid to the Employee, but shall not include any additional amounts accrued by the Employee (except for de minimis amounts earned but not paid because of the timing of pay periods, as provided in the regulations under Code section 415).

         (c) Code Section 414(q) Compensation. For purposes of identifying Highly Compensated Employees and Key Employees under Sections 1.26, 1.28, and 1.42, Compensation shall include the items described in subsection (a) and shall also include elective contributions that are not includable in the Employee's income pursuant to Code sections 125, 402(e)(3), 402(h), or 403(b). For purposes of identifying Key Employees, Compensation shall be measured over a Plan Year, for purposes of identifying Highly Compensated Employees, Compensation shall be measured over a Determination Year or Look-Back Year, whichever is applicable. Compensation shall include amounts paid to the Employee, but shall not include any additional amounts accrued by the Employee (except for de minimis amounts earned but not paid because of the timing of pay periods, as provided in the regulations under Code section 415).

         (d) Benefit Compensation. For purposes of determining and allocating Companyn Contributions under subsection 3.1(a) and
                  Section 4.4, Compensation shall mean the amounts reported as "Wages, tips, other compensation" on Form W-2 by the Company, plus elective contributions that are not includable in the Employee's income pursuant to Code sections 125, 401(k), 402(e)(3), 402(h), 403(b), 414(h)(2), or 457(b), but excluding bonuses, expense reimbursements and other expense allowances, per diem expense payments, fringe benefits, moving expenses, deferred compensation, the value of any free or reduced rate transportation, and welfare benefits. Compensation shall be measured over that portion of a Plan Year after the Employee has satisfied the eligibility requirements of subsection 2.1(a) and while the Employee is a Covered Employee.

         (e) Limit on Compensation. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation for each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

         If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

         1.12 "Covered Employee" means any Employee of the Company except for:

         (a)      A leased employee within the meaning of Code section
                  414(n)(2);

         (b) A non-resident alien who either (i) receives no earned income (within the meaning of Code section 911(d)(2)) from the Company or any Affiliated Entity that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) or (ii) receives earned income from the Company or an Affiliated Entity that constitutes income from sources within the United States, but such income is exempt from United States income tax by an income tax treaty or convention; and

         (c) An Employee included in a unit of Employees covered by a collective bargaining agreement that does not provide for such Employee's participation in the Plan, provided that retirement benefits were the subject of good faith bargaining during the negotiation of such collective bargaining agreement.

         (d) A consultant to the Company (whether an Employee or self-employed).

         1.13 "Determination Date" means, with respect to each Plan Year, the last day of the preceding Plan Year; provided, however, that, in the case of the first Plan Year of the Plan, the Determination Date shall be the last day of such Plan Year.

         1.14     "Determination Year" means the Plan Year.


         1.15 "Disability" means a physical or mental condition of an Employee of the Company or an Affiliated Entity that, in the judgment of the Plan Administrator based upon medical reports and other evidence satisfactory to the Plan Administrator, presumably permanently prevents him from satisfactorily performing his usual duties for the Company or the Affiliated Entity or the duties of such other position or job which the Company or any Affiliated Entity makes available to him and for which such Employee is qualified by reason of his training, education or experience.

         1.16 "Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) issued by a court of competent jurisdiction that relates to the provision of child support, alimony payments, or marital property rights to a Spouse, former spouse, child, or other dependent of the Participant and is made pursuant to a state domestic relations law (including a community property law).

         1.17 "Effective Date" means the effective date of this Plan, April 1, 1994.


         1.18 "Employee" means each individual who performs services for the Company or an Affiliated Entity and whose wages are subject to withholding by the Company or an Affiliated Entity. The term "Employee" shall also include leased employees within the meaning of Code section 414(n)(2); however, if leased employees constitute 20% or less of the Non-Highly Compensated Employees of the Company and any Affiliated Entities, the term "Employee" shall not include any leased employee covered by a qualified plan described in Code section 414(n)(5)(B) that is maintained by the leased employee's employer.

         1.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings in effect thereunder from time to time.

         1.20 "ESOP Suspense Account" means that portion of the Trust Fund containing Stock that secures the repayment of an Exempt Loan.

         1.21 "Exempt Loan" means a loan that meets the requirements of Treasury Regulation section 54.4975-7 and Article XI, and that is used to purchase Stock.

         1.22     "Family Group" means:

         (a) for purposes of subsection 1.23(a), a Five-Percent Owner or one of the ten most highly paid Highly Compensated Employees of the Company or an Affiliated Entity, such Employee's Spouse, and such Employee's descendants under the age of 19; and

         (b) for purposes of subsections 1.23(b), 1.23(c), and 1.23(d), a Five-Percent Owner or one of the ten most highly paid Highly Compensated Employees of the Company or an Affiliated Entity, and such Employee's Spouse, lineal ascendants, descendants, and the spouses of any such lineal ascendants or descendants.

         1.23 "Family Member" means an Employee who is a member of a Family Group. An Employee who is a member of a Family Group described in subsection 1.22(a) during any day of a Plan Year shall be considered a Family Member for the entire Plan Year. An Employee who is a member of a Family Group described in subsection 1.22(b) during any day of a Determination Year or Look-Back Year shall be considered a Family Member for the entire Determination Year or Look-Back Year. The special rules relating to Family Members are described below.

         (a) The Compensation of the Family Members in one Family Group is aggregated, and the combined Compensation of such Family Members is limited to $150,000 (as adjusted by the Secretary of Treasury) for the purposes described in subsection 1.11(e).

         (b) The term "Highly Compensated Employee" shall include the Highly Compensated Employee (as determined in Section 1.26) and, if the Highly Compensated Employee is a Five-Percent Owner or one of the ten most highly paid Highly Compensated Employees of the Company or any Affiliated Entity, the term shall also include any Family Member within the same Family Group. The Employees who are among the ten most highly paid Highly Compensated Employees, the Employees who are among the 100 most highly paid Employees, and the Employees who are members of the Top-Paid Group, shall be determined before the aggregation rule of the preceding sentence is applied.

         (c) The limitations of Section 3.3 shall apply separately to each Family Member.

         (d) If two or more Family Members of one Family Group are entitled to an allocation of Company Contributions under Section 4.4, the Compensation of the Family Members is aggregated and limited to $150,000 (as adjusted by the Secretary of Treasury) and the allocation of the Family Group is based on aggregated Compensation. Each Family Member shall receive a share of the Family Group's allocation in proportion to his Compensation.

         1.24 "Fiscal Year" means the tax year of the Company which is the year beginning April 1 and ending March 31 of the following year.

         1.25     "Five-Percent Owner" means:


         (a) With respect to a corporation, any individual who owns (either directly or indirectly according to the rules of Code section
                  318) more than 5% of the value of the outstanding stock of the corporation or stock possessing more than 5% of the total combined voting power of all stock of the corporation.

         (b) With respect to a non-corporate entity, any individual who owns (either directly or indirectly according to rules similar to those of Code section 318) more than 5% of the capital or profits interest in the entity.

An individual shall be a Five-Percent Owner for a particular year if such individual is a Five-Percent Owner at any time during such year.

         1.26     "Highly Compensated Employee" means:


         (a) Any Employee who performs service for the Company or an Affiliated Entity during the Determination Year and who, during the Look-Back Year: (i) received Compensation from the Company and Affiliated Entities in excess of $75,000 (as adjusted by the Secretary of the Treasury); (ii) received Compensation from the Company and Affiliated Entities in excess of $50,000 (as adjusted by the Secretary of the Treasury) and was a member of the Top-Paid Group; or (iii) was an officer of the Company or an Affiliated Entity and received Compensation greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A).

         (b)      Employees who are both (i) described in Paragraph (a)(i),
                  (a)(ii), or (a)(iii) above when the words "Determination Year" are substituted for the words "Look-Back Year" and (ii) one of the 100 most highly paid Employees during the Determination Year.

         (c)      A Five-Percent Owner during the Look-Back Year or
                  Determination Year.

         (d) If no officer has Compensation in excess of 50% of the limit described in Paragraph (a)(iii) above, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

         (e) For purposes of determining Highly Compensated Employees under Paragraph (a)(iii), the number of officers shall be limited to 50 (or, if lesser, the greater of three or 10% of all Employees, excluding those Employees who may be excluded in determining the Top-Paid Group).

         (f) Notwithstanding the above, if the Company and Affiliated Entities maintained significant business activities in at least two significantly separate geographic areas during the Look-Back Year or the Determination Year, Frontier may elect, in its sole discretion, to identify Highly Compensated Employees using the simplified method described in Code section 414(q)(12). Under this method, Highly Compensated Employees are identified using the method described in subsections (a) through (e) above, with the following modifications: (i) the amount "$75,000" in Paragraph (a)(i) is replaced by the amount "$50,000"; (ii) Paragraph (a)(ii) is deleted; and (iii) the reference in subsection (b) to Paragraph (a)(ii) is ignored.

         1.27     "Hour of Service" means:


         (a) Each hour for which an Employee is paid or entitled to payment by the Company or an Affiliated Entity for the performance of duties for the Company or an Affiliated Entity during the applicable computation period. Hours of Service under this subsection shall be credited to the Employee for the computation period or periods in which the duties are performed, regardless of when the Employee is paid for such duties.

         (b) Each hour for which an Employee is paid or entitled to payment by the Company or an Affiliated Entity on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. Hours of Service under this subsection shall be credited to the Employee for the computation period or periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates. Notwithstanding the preceding sentence:

                  (i) No more than 501 Hours of Service shall be credited under this subsection to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

                  (ii) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws; and

                  (iii) Hours of Service shall not be credited for a payment that solely reimburses an Employee for medical or medically related expenses incurred by the Employee. For purposes of this subsection a payment shall be deemed to be made by or due from the Company or an Affiliated Entity regardless of whether such payment is made by or due from the Company or Affiliated Entity directly, or indirectly through, among others, a Trust Fund, or insurer, to which the Company or Affiliated Entity contributes or pays premiums and regardless of whether contributions made or due to the Trust Fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Entity. Hours of Service under this subsection shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under this subsection and either subsection (a) or subsection (b).

         (d) In the case of each Employee who is absent from work for any period by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, by reason of the placement of a child with the Employee in connection with the Employee's serving as a foster parent for such child, or for purposes of caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat as Hours of Service, solely for purposes of determining whether a one-year Break in Service has occurred for purposes of vesting and participation (but not for purposes of benefit accrual), the following hours: (i) the Hours of Service that otherwise would normally have been credited to such Employee but for such absence, or (ii) in any case in which the Plan is unable to determine the hours described in Paragraph (d)(i), eight Hours of Service per day of such absence, provided, however, that the total number of hours treated as Hours of Service under this subsection shall not exceed 501 Hours of Service. The hours described in this subsection shall be treated as Hours of Service only in the year in which the absence from work beings, if an Employee would be prevented from incurring a one-year Break in Service in such year solely because the period of absence is treated as Hours of Service as provided in this subsection, or in any other case, in the immediately following year. For purposes of this subsection, the term "year" means the period used in computing a Break in Service. Notwithstanding the foregoing, the Committee may determine that no credit will be given pursuant to this subsection unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the absence from work is for reasons referred to in the first sentence of this subsection and the number of days for which there was such an absence.

         (e) For purposes of calculating the Hours of Service to be credited to periods during which no duties are performed and determining the computation periods to which hours shall be credited, the rules set forth in subsections (b) and (c) of Department of Labor Regulation section 2530.200b-2 are hereby incorporated by reference as though such provisions were fully set forth at this point.

         1.28 "Key Employee" means an individual described in Code section 416(i) and the regulations promulgated thereunder.

         1.29     "Limitation Year" means the Plan year for purposes of Code section 415.

         1.30 "Look-Back Year" means the 12 months immediately preceding the Determination Year.


         1.31 "Non-Highly Compensated Employee" means an Employee of the Company or an Affiliated Entity who is neither Highly Compensated nor a Family Member.

         1.32     "Non-Key Employee" means any Employee who is not a Key
Employee.


         1.33     "Normal Retirement Age" means age 65.

         1.34 "Participant" means any individual with an account balance under the Plan except beneficiaries and Alternate Payees. The term "Participant" shall also include any Covered Employee who has satisfied the eligibility requirements of Section 2.1, but who does not yet have any account balance.

         1.35 "Plan Administrator" shall mean the Company, unless the Company elects, pursuant to Section 7.4, to appoint a separate Committee to act as plan administrator, in which case the Committee shall be the Plan Administrator.

         1.36 "Plan Year" means the 12-month period on which the records of the Plan are kept. The first Plan Year of the Plan is the period from April 1, 1994 through March 31, 1995. The second Plan Year of the Plan shall be the short period from April 1, 1995 through December 31, 1995. The Plan Year of the Plan thereafter shall be the calendar year. The short Plan Year in 1995 shall be treated as a full Plan Year for all purposes of the Plan, but for purposes of such calculations as the Limitation year and for purposes of computing any restrictions or limitations with respect to the Plan Year, all such restrictions and limitations shall be prorated to reflect the short Plan Year.

         1.37 "Qualified Domestic Relations Order ("QDRO")" means a Domestic Relations Order that creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan and with respect to which the requirements of subsection 14.8(c) are met.

         1.38 "Required Beginning Date" means April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

         1.39 "Spouse" means the individual to whom a Participant is lawfully married according to the law of the state of the Participant's domicile on any of the following dates, as applicable: the date of the Participant's death, the date any election is filed pursuant to Article VI, or the date the Participant's benefits commence. A former Spouse of a Participant shall have no interest in this Plan, except as provided in a QDRO or in a beneficiary designation form executed by the Participant after the Spouse had become a former Spouse.

         1.40 "Stock" means the $.01 par value voting common stock of Frontier, which is an employer security described in Code sections 409(l) and 4975(e)(8) that has a combination of voting power and dividend rights equal to or in excess of (a) that class of Frontier's common stock having the greatest voting power and (b) that class of Frontier's common stock having the greatest dividend rights.

         1.41 "Taxable Year" means the accounting period of the Company for federal income tax purposes.

         1.42 "Top-Paid Group" means the top 20% of Employees ranked on the basis of Compensation received during a Determination Year or Look-Back Year. For purposes of determining the number of Employees in the Top-Paid Group, the following Employees may be excluded:

         (a) any Employee who has not completed six months of service before the end of the applicable year;

         (b) any Employee who normally works less than 17-1/2 hours per week, as defined in the regulations under Code section 414(q);

         (c) any Employee who normally works less than six months during the applicable year, as defined in the regulations under Code section 414(q);

         (d) any Employee who has not attained age 21 before the end of the applicable year; and

         (e) any Employee who is a non-resident alien and who receives no earned income (within the meaning of Code section 911(d)(2)) from the Company or any Affiliated Entity that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) during the applicable year.

         Notwithstanding the foregoing, Frontier may elect, on a consistent and uniform basis, to modify the permissible exclusions set forth above by substituting any shorter period of service or lower age. Frontier may elect to include all Employees in determining the Top-Paid Group.

         1.43 "Valuation Date" means the last day of each Plan Year and any other dates as specified in Section 4.2 as of which the assets of the Trust Fund are valued at fair market value and as of which the increase or decrease in the net worth of the Trust Fund is allocated among the Participant's accounts.

         1.44 "Year of Service" means a 12-consecutive-month period as described below.


         (a) For purposes of vesting under Article V, an Employee shall be credited with a Year of Service on the day he is credited with at least 1,000 Hours of Service during a Plan Year. For rehired Employees, Years of Service shall be calculated according to the rules in Section 5.6. Service prior to the Effective Date shall be included. Years of Service shall accrue while an Employee is on an approved leave of absence as provided in Section 2.4; however, unless the Employee is absent because of military service or jury duty, the Employee shall not be credited with more than six months of service (or such longer period of service as satisfies the safe-harbor rule in the regulations under Code section 401(a)(4)) towards his Years of Service while he is absent, unless required by applicable federal law. The short Plan Year from April 1, 1995 through December 31, 1995 shall constitute a Year of Service, but the number of Hours of Service required during that Plan Year shall be prorated.

         (b) A transfer of employment from one participating Affiliated Entity to another shall not be an interruption of services for purposes of this Plan. Periods of Service with an entity that is part of a controlled or affiliated group plan (within the meaning of Code section 414) of which the Company is a member, while such entity is a part of such controlled or affiliated group with the Company, shall be treated as Years of Service for all purposes of the Plan.

                                   ARTICLE II

                                  Participation

2.1      Participation.

         Each Covered Employee shall become a Participant on the first day on which the Employee first performs an Hour of Service with the Company or an Affiliated Entity on initial employment or latest reemployment. Any Employee whose employment status is changed so as to become a Covered Employee shall become a Participant as of the day of such reclassification. In any event, service while in an ineligible category shall be credited for all purposes of the Plan.

2.2      Break in Covered Employee Status.


         (a) No Termination of Employment. A Covered Employee who has satisfied the requirements of Section 2.1 and whose employment status has changed so as to be eliminated from the class of Covered Employees shall be immediately eliminated from participation in the Plan. A Covered Employee who has satisfied the requirements of Section 2.1 before ceasing to be a Covered Employee, who ceases to be a Covered Employee without terminating employment and who later becomes a Covered Employee again shall immediately be eligible to participate in the Plan. In either event, service while in an ineligible category shall be credited for all purposes of the Plan.

         (b) Termination of Employment. In the case of any Participant who has terminated employment, such Participant shall be eligible to participate in the Plan on his date of reemployment if he is a Covered Employee.

2.3      Enrollment Procedure.

         In order to participate in the Plan, each Covered Employee who has satisfied the eligibility requirements of Sections 2.1 or 2.2 shall fill our and sign an enrollment form supplied by the Plan Administrator (and such other forms as the Plan Administrator may require) and return such form(s) to the Plan Administrator. The form(s) shall include, among other information, the date of birth of the Covered Employee, and the name, address, and date of birth of each beneficiary of the Covered Employee.

2.4      Absences.

         A leave of absence in a non-paid status approved in writing by the Company or an Affiliated Entity shall not constitute a termination of employment for eligibility for vesting purposes. A leave of absence in a non-paid status approved in writing by the Company shall not constitute a termination of employment for participation purposes.

                                   ARTICLE III

                                  Contributions

3.1      Company Contributions.

         (a) Company Contributions. For each Plan Year, the Company shall contribute to the Trust Fund such amount of Company Contributions, if any, as may be authorized by the Company's Board of Directors. Such Company Contributions shall be either Company ESOP Contributions made to pay interest and/or principal on an Exempt Loan pursuant to Article XI or Company Stock Bonus Contributions made as regular stock bonus contributions. The Company may elect to treat any portion of forfeitures occurring during the Plan Year as Company Contributions, pursuant to Section 5.5. Company Contributions shall be allocated among eligible Participants in accordance with Section 4.4

         (b) Form of Contributions. Company Contributions may be made in cash or in Stock, or partly in each, as determined by the Company's Board of Directors.

         (c)      Miscellaneous Contributions.

                  (i) The Company may make additional contributions to the Plan to restore amounts forfeited from the Company Contributions accounts of certain rehired Participants, pursuant to Section 5.4. This additional contribution shall be required only when the forfeitures occurring during the Plan Year are insufficient to restore such forfeited amounts, as described in Section 5.5. This contribution shall be allocated to the Participant's Company Contributions account.

                  (ii) The Company may make additional contributions to the Plan to satisfy the minimum contribution required by
                           Section 13.4 The Company may elect to use any portion of forfeitures occurring during the Plan Year for this purpose, pursuant to Section 5.5. This contribution shall be allocated to Company Contributions accounts.

                  (iii) The Company may make additional contributions to the Plan to restore the forfeited benefit of any missing individual, pursuant to Section 14.11. This additional contribution shall be required only when the forfeitures occurring during the Plan Year are insufficient to restore such forfeited amounts, as described in Section 5.3.

         (d) Contributions Contingent on Deductibility. Company Contributions for a Plan Year (excluding forfeitures) shall not exceed the amount allowable as a deduction for the Taxable Year ending with or within the Plan Year pursuant to Code section 404. Company Contributions shall be paid to the Trustee no later than the due date (including any extensions) for filing the Company's federal income tax return for such year. Company Contributions may be made without regard to current or accumulated earnings and profits.

3.2      Return of Contributions.


         Upon request of the Company, the Trustee shall return:

         (a) To the Company, any Company Contribution made under a mistake of fact. The amount that shall be returned shall not exceed the excess of the amount contributed (reduced to reflect any decrease in the net worth of the Trust Fund attributable thereto) over the amount that would have been contributed without the mistake of fact. Appropriate reductions shall be made in the accounts of Participants to reflect the return of any contributions previously credited to such accounts. However, no contribution shall be returned to the extent that such reduction would reduce the account of a Participant to an amount less than the balance that would have been credited to his account had the contribution not been made. Any contribution made under a mistake of fact shall be returned within one year after the date of payment.

         (b) To the Company, any Company Contribution that is not deductible under Code section 404. All contributions under the Plan are expressly conditioned upon their deductibility for federal income tax purposes. The amount that shall be returned shall be the excess of the amount contributed (reduced to reflect any decrease in the net worth of the Trust Fund attributable thereto) over the amount that would have been contributed if there had not been a mistake in determining the deduction. Appropriate reductions shall be made in the accounts of Participants to reflect the return of any contributions previously credited to such accounts. However, no contribution shall be returned to the extent that such reduction would reduce the account(s) of a Participant to an amount less than the balance that would have been credited to his account(s) had the contribution not been made. Any contribution conditioned on its deductibility shall be returned within one year after it is disallowed as a deduction.

3.3      Limitation on Annual Additions.


         (a) General Limit. The Annual Additions to a Participant's account(s) in this Plan and any other defined contribution plan maintained by the Company or an Affiliated Entity for any Limitation year shall not exceed in the aggregate the lesser of (i) 25% of such Employee's Compensation, or (ii) the applicable Dollar Limitation, as modified by subsection (d). For purposes of this Section, "Dollar Limitation" means $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Code section 415(b)(1)(A), as adjusted by the Secretary of the Treasury.

         (b) ESOP Adjustment to General Limit. In any Plan Year in which an Exempt Loan is outstanding and in which no more than one-third of the Company ESOP Contribution is allocated to Highly Compensated Employees, the term "Annual Additions" shall not include the following amounts that are allocated to Participants' Company Contributions Accounts: (i) forfeitures of shares of Stock that were acquired with the proceeds of an Exempt Loan as described in Code section 404(a)(9)(A), or (ii) Company Contributions that are deductible under Code section 404(a)(9)(B).

         (c) Reduction in Annual Additions. If, as a result of a reasonable error in estimating Compensation, or as a result of the allocation of forfeitures, or as a result of other facts and circumstances as provided in the regulations under Code section 415, the Annual Additions to a Participant's account
                  (s) would, but for this subsection, exceed the foregoing limits, the Annual Additions shall be reduced, to the extent necessary. If the Participant in question is a Participant both in this Plan and in any other defined contribution plan maintained by the Company, the Participant's Company Contributions shall first be reduced in such other plan and then, to the extent necessary, shall be reduced in this Plan. The amount of any reduction of Company Contributions shall be placed in a suspense account in the Trust Fund and used to reduce Company Contributions to the Plan. The following rules shall apply to such suspense account: (i) no further Company Contributions may be made if the allocation thereof would be precluded by Code section 415; (ii) any increase or decrease in the net value of the Trust Fund attributable to the suspense account shall not be allocated to the suspense account, but shall be allocated to the remainder of the Trust Fund; and (iii) all amounts held in the suspense account shall be allocated as of each succeeding allocation date on which forfeitures may be allocated pursuant to Section 5.5 (and may be allocated more frequently if the Plan Administrator so directs), until the suspense account is exhausted.

         (d) Limits for Participation in Defined Benefit Plan. If a Participant participates or ever participated in a defined benefit plan maintained by the Company or an Affiliated Entity, the sum of the Participant's "defined contribution plan fraction" and the "defined benefit plan fraction", as defined below, shall not exceed 1.0 for any Limitation Year. For purposes of this subsection, voluntary contributions to a qualified defined benefit plan are treated as a separate defined contribution plan; all defined contribution plans maintained by the Company or any Affiliated Entity are treated as one defined contribution plan; and all defined benefit plans currently maintained or ever maintained by the Company or any Affiliated Entity are treated as one defined benefit plan, whether or not such plans have been terminated. If the sum of the Participant's defined contribution plan fraction and defined benefit plan fraction exceeds 1.0, the Participant's benefit under first the defined benefit plan and then the Participant's account(s) in this Plan shall be reduced, pursuant to subsection (b), to the extent necessary such that the sum of the fractions does not exceed 1.0.

                  (i) Defined Contribution Plan Fraction. A Participant's "defined contribution plan fraction" for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account(s) for the Limitation Year, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior Limitation Year:

                           (A) 125% of the Dollar Limitation in effect for such Limitation Year (without regard to the special Dollar Limitations under Code section 415(c)(6)), or

                           (B) 35% of the Employee's Compensation for each Limitation Year.

If the Plan is "top heavy," as described in Article XIII, the special adjustments set forth in Article XIII may be required to compute this defined contribution plan fraction.

                  (ii) Defined Benefit Plan Fraction. A Participant's "defined benefit plan fraction" for any Limitation Year is a fraction, the numerator of which is the sum of the Participant's projected annual benefit (determined as of the last day of the Limitation
                           Year) under all defined benefit plans currently maintained or ever maintained by the Company or any Affiliated Entity, and the denominator of which is the lesser of 125% of the Dollar Limitation for such Limitation Year, or 140% of the Participant's highest three-year average Compensation.

                  (iii)    Top Heavy Adjustments.


                           (A) In any Limitation Year that contains any portion of a Plan Year for which the top-heavy ratio, as computed in accordance with Section 13.2, exceeds 60% but does not exceed 90%, either (i) the denominators of the defined benefit plan fraction and the defined contribution plan fraction shall be computed using 100% of the Dollar Limitation instead of 125%, or (ii) the minimum contribution required in subsection 13.4(a) shall be increased to 7-1/2% of the Non-Key Employee's Compensation.

                           (B) In any Limitation Year that contains any portion of a Plan Year for which the top-heavy ratio, as computed in accordance with Section 13.2, exceeds 90%, the denominators of the defined benefit plan fraction and the defined contribution plan fraction shall be computed using 100% of the Dollar Limitation instead of 125%.

                                   ARTICLE IV

                           Interests in the Trust Fund

4.1      Participants' Accounts.


         The Plan Administrator shall establish and maintain separate accounts in the name of each Participant, but the maintenance of such accounts shall not require any segregation of assets of the Trust Fund. Each Participant's share of the Company ESOP Contributions and Company Stock Bonus Contributions under subsection 3.1(a) as well as forfeitures, together with any increase or decrease in the net worth of the Trust Fund attributable to such Company Contributions and forfeitures, shall be credited to his Company Contributions Accounts. Shares of Stock contributed to or purchased by the Trust Fund shall be allocated directly to the appropriate Participant accounts.

4.2      Valuation of Trust Fund.


         (a) General. The Trustee shall value the assets of the Trust Fund at least annually as of the last day of the Plan Year, and as of any other dates determined by the Plan Administrator, at their current fair market value and determine the net worth of the Trust Fund. The Trustee shall deduct any expenses of the Trust Fund occurring since the preceding Valuation Date (if the expenses are not paid by the Company), pursuant to
                  Section 8.2, and then determine the increase or decrease in the net worth of the Trust Fund that has occurred since the preceding Valuation Date. The Trustee shall separately determine the share of the increase or decrease attributable to any amount separately accounted for under subsections (c) and (d). In addition, the Plan Administrator may direct the Trustee to have a special valuation of the assets of the Trust Fund when the Plan Administrator determines, in its sole discretion, that such valuation is necessary or appropriate or in the event of unusual market fluctuations of such assets. Valuations and special valuations shall not include any Company Contributions for the current Plan Year, or any unallocated forfeitures.

         (b) Appraisal of Stock. Stock that is not readily tradable on an established securities market shall be valued by an independent appraiser, pursuant to Section 10.9. The Plan Administrator may order a special valuation of Stock as of the end of any calendar month if the Plan Administrator believes that its fair market value has changed substantially since the most recent Valuation Date. Any decision made under this subsection in good faith shall be final and conclusive.

         (c) Mandatory Separate Accounting. The Trustee shall separately account for amounts subject to a Domestic Relations Order, to provide a more equitable allocation of any increase or decrease in the net worth of the Trust Fund.

         (d) Permissible Separate Accounting. The Trustee may separately account for the following amounts to provide a more equitable allocation of any increase or decrease in the net worth of the Trust Fund:

                  (i) the distributable account of a Participant, pursuant to Section 6.6, including any amount distributable to an Alternate Payee or to a beneficiary of a deceased Participant; and

                  (ii) any other amounts for which separate account will provide a more equitable allocation of the increase or decrease in the net worth of the Trust Fund.

4.3      Allocation of Increase or Decrease in Net Worth.

         (a) Separate Accounting. As of each Valuation Date, the Plan Administrator shall allocate the increase or decrease in the net worth of the Trust Fund that has occurred since the preceding Valuation Date between the non-separately accounted for portion of the Trust Fund and the amounts separately accounted for that are identified in Section 4.2.

         (b) Non-Stock Amounts. As of each Valuation Date, the Plan Administrator shall allocate the increase or decrease attributable to the non-separately accounted for portion of the Trust Fund among the non-Stock investments in the Company Contributions Accounts in the ratio that the dollar value of each such account bore to the aggregate dollar value of all such accounts on the preceding Valuation Date after all allocations and credits made as of such date had been completed.

         (c)      Stock.

                  (i) Dividends in Stock. As of each Valuation Date, the Plan Administrator shall allocate among the Company Contributions Accounts any dividends on the Stock paid in the form of Stock. The allocation shall be proportional to the number of shares in such accounts on the record date for the payment of the dividend.

                  (ii) ESOP Suspense Account. Dividends (other than dividends in the form of Stock) received on Stock held in the ESOP Suspense Account shall be used to make payments on any outstanding Exempt Loans. The shares of Stock thereby released from the ESOP Suspense Account under Sections 11.1(f) and 11.3 shall be allocated among the Participant's Company Contributions Accounts as specified in Section 4.4.

                  (iii) Company Contributions Accounts. If an Exempt Loan is outstanding, then dividends (other than dividends in the form of Stock) received on Stock previously allocated to Company Contributions Accounts shall be used to repay the Exempt Loan(s). The Stock thereby released from the ESOP Suspense Account under Sections 11.1(f) and 11.4 shall be allocated among Company Contributions Accounts in proportion to the number of shares of Stock in each such account on the date of the dividend. The number of shares of Stock thereby allocated shall have a fair market value of at least the amount of the dividend. This allocation of Stock released from the ESOP Suspense Account shall take priority over the other allocations of such Stock provided for by the Plan; only the shares of Stock remaining after this allocation shall be allocated pursuant to Section 4.4. If no Exempt Loan is outstanding, then dividends (other than dividends in the form of Stock) received on Stock previously allocated to Company Contributions Accounts shall be allocated on the next Valuation Date to such accounts, in proportion to the number of shares in such accounts on the date of the dividend.

         (d) Other Amounts. After the allocation in subsections (b) and (c) are completed, the Trustee shall allocate any amounts separately accounted for (including the increase or decrease in the net worth of the Trust Fund attributable to such amounts) to the appropriate account(s) if such separate accounting is no longer necessary.

4.4      Allocation of Company Contributions.

         Allocations under this Section 4.4 shall be made after the allocations under Section 4.3. If an Exempt Loan is outstanding, the Company ESOP Contribution shall be used to repay the Exempt Loan. The number of shares of Stock thereby released under Sections 11.1(f) and 11.4, as well as any forfeitures occurring during the Plan Year that are not used to restore the accounts of rehired Participants or missing individuals, shall be allocated as of the last day of each Plan Year. If no Exempt Loan is outstanding, the Company ESOP Contribution and forfeitures occurring during the Plan Year shall be allocated as of the last day of each Plan Year. These amounts shall be allocated among the Company Contributions Accounts of Participants who were employed on the last day of the Plan Year or who died, retired or terminated employment because of a Disability during such Year. For purposes of this Section 4.4, shares of Stock released from an encumbrance pursuant to subsection 11.1(f), or the net proceeds resulting from the sale of such Stock or the receipt of liquidating distributions with respect to such Stock shall be allocated as a Company Contribution for the Plan Year to which the payment of the amount under
Article XI relates. Each Participant eligible to share in the Company Contribution shall receive an allocation in the proportion that each such Participant's Compensation for such Plan Year bears to the aggregate Compensation of all such Participants with respect to such Plan Year.

                                    ARTICLE V

                               Amount of Benefits

5.1      Vesting Schedule.

         (a) A Participant shall have a fully vested and nonforfeitable interest in all his account(s) upon his Normal Retirement Age if he is an Employee on such date, his death while an Employee or while on an approved leave of absence from the Company or an Affiliated Entity, or his termination of employment with the Company or an Affiliated Entity because of a Disability. In all other instances, a Participant shall become vested in his Company Contributions Account in accordance with the following schedule:

                       Years of Service                 Vested Percentage

                             1                                 20
                             2                                 40
                             3                                 60
                             4                                 80
                         5 or more                            100

         Notwithstanding the foregoing, all Participants who shared in the allocation of the Company Contribution for the Plan Year ended March 31, 1995 shall be 100% vested in such Company Contribution.

         (b) Notwithstanding the foregoing, in the event of the merger, consolidation or liquidation of the Company, or the acquisition of its assets or Stock pursuant to a non-taxable reorganization, if the Company is not the surviving entity as a result of any such transaction, all Participants in the Plan shall, upon the occurrence of any such event, become 100% vested in their Company Contribution Account.

5.2      Forfeitures.

         (a) Notwithstanding the vesting rules of Section 5.1, Annual Additions to a Participant's accounts and any increase or decrease in the net worth of the Trust Fund attributable to such Annual Additions may be reduced to satisfy the limits described in Section 3.3. Any such reduction shall be allocated as specified in Section 3.3.

         (b) Notwithstanding the vesting rules of Section 5.1, a missing individual's vested accounts may be forfeited as of the last day of any Plan Year, as provided in Section 14.11. Any such forfeitures shall be allocated as specified in Section 5.5.

         (c) A Participant's non-vested interest in his Company Contributions Account shall be forfeited as soon as administratively practicable after the first to occur of the following:

                  (i) the date on which the Participant receives a distribution of his entire vested interest in his Company Contributions Account; or

                  (ii) the date on which the Participant terminates employment, if the Participant terminates employment with the Company and all Affiliated Entities while he is 0% vested (in such case the Participant shall be deemed to have received a distribution of his entire vested interest in such account on the day he terminated employment); or

                  (iii) the last day of the Plan Year in which the Participant incurs a five-year Break in Service.

5.3      Restoration of Forfeitures.

         The forfeitures f a missing individual's account(s), as described in
Section 14.11, shall be restored to such individual if he makes a claim for such amount. Forfeitures of a Participant's non-vested interest in his Company Contributions Account shall be restored under the following conditions if the Participant is rehired.

         (a) If a Participant is rehired before he incurs a five-year Break in Service, and the Participant has received a distribution of his entire vested interest in his Company Contributions Account (with the result that the Participant forfeited his non-vested interest in such account), the Participant may repay to the Plan the entire distribution, without interest, within five years of his date of reemployment. The required repayment shall consist of the number of shares of Stock previously distributed to the Participant, together with any cash distributed; if the Participant no longer owns the Stock that was distributed to him, he may contribute cash equal to the current fair market value of the number of shares previously distributed and the Trustee shall use such cash to purchase shares of Stock. If timely repayment is made, the exact amount of the forfeiture shall be restored to the Participant's account. If timely repayment is not made, no forfeiture shall be restored.

         (b) If a Participant was 0% vested at the time he terminated employment with the Company and Affiliated Entities, and he is rehired before he incurs a five-year Break in Service, then the Company shall restore the exact amount forfeited from his Company Contributions Account.

         (c) If a Participant is rehired after he incurs a five-year Break in Service, then no amount forfeited from his Company Contributions Account shall be restored to such account.

All the rights, benefits, and features available to the Participant when the forfeiture occurred shall be available with respect tot he restored forfeiture.

5.4      Method of Forfeiture Restoration.

         Forfeitures that are restored pursuant to Section 5.3 shall be accomplished by an allocation of the forfeitures occurring during the Plan Year, pursuant to Section 5.5, or if such forfeitures are insufficient, by a special Company Contribution, pursuant to subsection 3.1(c)(i).

5.5      Allocation of Forfeitures.

         As of the last day of each Plan Year, the forfeitures attributable to Company Contributions that occurred during the Fiscal Year shall be allocated as follows. If more than one employer has adopted this Plan pursuant to Article XII, forfeitures arising in accounts of Employees of each participating employer shall be aggregated and allocated as follows. Forfeitures shall be first used to restore forfeitures pursuant to Section 5.4. Any remaining amount of forfeitures shall be allocated as though it were an additional Company Contribution to the Plan.

5.6      Credits for Pre-Break Service.

         (a)      Company Contributions Made After Reemployment.

                  (i) A Participant who is vested in any portion of his Company Contributions Account, who incurs a Break in Service, and who is thereafter reemployed, shall receive credit for vesting purposes for Years of Service prior to his Break in Service upon completing a Year of Service after such Break in Service.

                  (ii) A Participant who is not vested in any portion of his Company Contributions Account, who incurs a Break in Service, and who is thereafter reemployed, shall receive credit for vesting purposes for Periods of Service prior to his Break in Service upon completing a Year of Service after such Break in Service provided the number of consecutive one-year Breaks in Service is less than the greater of (A) five or (B) the aggregate number of Years of Service before such break.

         (b) Company Contributions Made Prior to Termination. Years of Service after a Participant has incurred a five-year Break in Service shall be disregarded in determining the vested percentage in a Participant's Company Contributions Account at the time of the break.

5.7      Transfers - Portability.

         If any other employer adopts this or a similar employee stock ownership plan and enters into a reciprocal agreement with the Company that provides that
(a) the transfer of a Participant from such employer to the Company (or vice versa) shall not be deemed a termination of employment for purposes of the plans, and (b) service with either or both employers shall be credited for purposes of vesting under both plans, then the transferred Participant's account shall be unaffected by the transfer, except, if deemed advisable by the Plan Administrator, it may be transferred to the trustee of the other plan.

5.8      Reemployment - Separate Account.

         If a Participant returns to employment with the Company or an Affiliated Entity before receiving the entire vested portion of his Company Contributions Account, the vested portion that has not been distributed shall be held in a separate Company Contributions Account for such Participant. The Participant shall be fully vested in such account and no further Company Contributions shall be allocated to that account. In all other respects, such account shall be treated as a Company Contributions Account. A new Company Contributions Account shall be established to which all appropriate Company Contributions made after the date of reemployment shall be allocated. If a Participant becomes fully vested in two or more Company Contributions Accounts, all such accounts shall be merged into one account.

                                   ARTICLE VI

                            Distribution of Benefits

6.1      Beneficiaries.

         Each Participant (or, if the Participant has died, his beneficiary) shall file with the Plan Administrator a designation of the beneficiaries and contingent beneficiaries to whom the distributable amount (determined in Section 6.3) shall be paid in the event of his death. A beneficiary designation may be changed by the Participant or beneficiary at any time and without the consent of any previously designated beneficiary; however, if the Participant is married, his Spouse shall be the beneficiary designated to receive the benefits payable under this Article VI unless his Spouse has consented to the designation of a different beneficiary. To be effective, the Spouse's consent must be in writing, witnessed by a notary public, and filed with the Plan Administrator. Any such election shall be effective only as to the Spouse who signed the election. If a Participant has designated his Spouse as his beneficiary, and the Participant and this Spouse subsequently divorce, then the beneficiary designation shall be void and of no effect on the day such divorce is final. In the absence of an effective beneficiary designation as to any portion of the distributable amount of the deceased Participant's account(s), such amount shall be paid to the Participant's surviving Spouse; or if none, to his estate.

6.2      Consent.

         (a) If a Participant's account(s) are immediately distributable under Section 6.5, and if the nonforfeitable portion of the Participant's account(s) has an aggregate value of $3,500 or less (calculated in accordance with applicable Treasury regulations), and if distributions pursuant to Section 6.5 have not begun, then the Plan Administrator shall distribute the distributable amount (determined in Section 6.3) of the Participant's account(s) without the Participant's (or his Spouse's) consent. Any such distribution shall be in the form of a lump sum. Any such distribution shall be made to the Participant, or, if deceased, to his beneficiary determined in
                  Section 6.1.

         (b) If a Participant's account(s) are immediately distributable under Section 6.5, and if the nonforfeitable portion of a Participant's account(s) has an aggregate value greater than $3,500 (calculated in accordance with applicable Treasury regulations), then, except as provided in subsection 6.5(c) or 6.5(d), any distribution of such account(s) shall only be made with the consent of the Participant (or, if the Participant is deceased, the beneficiary determined under
                  Section 6.1). To be effective, the consent to the distribution must be in writing, signed by the Participant (or beneficiary), and filed with the Plan Administrator within the 90-day period prior to the date the distribution is to commence. A consent once given shall be irrevocable once distribution has begun.

6.3      Distributable Amount.

         The distributable amount of a Participant's account(s) is the vested portion of his account(s) (as determined pursuant to Article v) as of the Valuation Date coincident with or next preceding the date distribution is made to the Participant or beneficiary, reduced by any amount that is payable to an Alternate Payee pursuant to Section 14.8. Notwithstanding the foregoing, distributions in the form of Stock shall be valued at the fair market value of the Stock on the date that the Trustee directs the transfer agent for the Stock to transfer the shares of Stock into the name of the Participant or beneficiary.

6.4      Manner of Distribution.

         All distributions shall be made in shares of Stock, provided, however, that the Plan Administrator may, in its sole discretion, cause the Trustee to convert a fractional share to cash and distribute the cash attributable thereto. The distributable amount shall be paid in a lump sum distribution (other than an annuity).

6.5      Time of Distribution.

         All distributions except immediate cash-outs under Section 6.2 shall be subject to the following rules. Immediate cash-outs shall be subject to the direct transfer rules discussed in subsection (f).

         (a) Earliest Date of Distribution. Unless an earlier distribution is permitted by subsection (b) or required by subsection (c), the earliest date that a Participant may elect to receive a distribution is as follows.

                  (i) Disability, Retirement, Death. If an Employee terminates employment with the Company or Affiliated Entity because of Disability, death or after attaining Normal Retirement Age, he (or his beneficiary) may elect to receive a distribution as soon as practicable after the allocations are completed for the Plan Year in which the Participant terminated employment.

                  (ii) Termination of Employment. If a Participant terminates employment other than by dying, retiring, or incurring a Disability, he may elect to receive a distribution as soon as practicable after the allocations are completed for the Plan Year in which the Participant terminated employment. In all events, a Participant may elect to receive a distribution at any time during or after the sixth plan year after his termination of employment. If distribution from the Trust Fund is to be made after the Plan Year in which a Participant terminates employment, such distribution shall include the full amount of the Participant's share of the Company Contributions for such Plan Year, if he is eligible for such allocation under Sections 3.1 and 4.4. If distribution from the Trust Fund is made before the allocation of a Participant's share of the Company Contributions for the Plan Year in which he terminates employment and if he is otherwise eligible for such allocation under Sections 3.1 and 4.4, then the full amount of the Participant's share of the Company Contributions for such Plan Year, if any, shall be distributed to the Participant, if living, and, if not, to his beneficiary, in a lump sum not later than 60 days after the date on which such amount is allocated.

                  (iii) During Employment. A Participant may not obtain a distribution while employed by the Company or an Affiliated Entity, except as provided in subsection
                           (c) (relating to the required minimum distribution at a Participant's Required Beginning Date).

                  (iv)     Code Section 409(o).  Notwithstanding subsections
                           (i), (ii) and (iii), a Participant may elect to receive a distribution, after separating from service, no later than the times required by Code section 409(o).

         (b) Alternate Earliest Date of Distribution. Notwithstanding subsection (a), unless a Participant elects otherwise, his distribution shall commence no later than 60 days after the close of the latest of: (i) the Plan Year in which the Participant attains Normal Retirement Age; (ii) the Plan Year in which occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; and (iii) the Plan Year in which the Participant terminates employment with the Company and Affiliated Entities.

         (c) Latest Date of Distribution. Distribution must be made in a lump sum no later than the Required Beginning Date.

         (d) Distribution Upon Participant's Death. Distribution shall be made in a lump sum to the Participant's beneficiary by the end of the calendar year in which falls the fifth anniversary of the Participant's death.

         (e) Alternate Payee. The earliest date that an Alternate Payee may receive a distribution shall be determined pursuant to
                  Section 14.8.

         (f)      Direct Rollover Option.

                  (i) A Participant, an Alternate Payee who is the Spouse or former spouse of a Participant, or a surviving spouse of a deceased Participant (collectively, the "distributee") may direct the Trustee to pay all or any portion of his "eligible rollover distribution" to an "eligible retirement plan" in a "direct rollover." Within a reasonable period of time before an eligible rollover distribution, the Plan Administrator shall inform the distributee of this direct rollover option, the appropriate withholding rules, other rollover options, the options regarding income taxation, and any other information required by Code section 402(f). If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution. For purposes of the foregoing sentence, a distributee is treated as a Participant.

                  (ii) An "eligible rollover distribution" is any distribution or in-service withdrawal other than (i) distributions required under Code section 401(a)(9),
                           (ii) distributions of amounts that have already been subject to federal income tax (such as defaulted loans), (iii) installment payments in a series of substantially equal payments made at least annually and (A) made over a specified period of ten or more years, (B) made for the life or life expectancy of the distributee, or (C) made for the joint life or life expectancy of the distributee and his designated beneficiary, or (iv) any other actual or deemed distribution specified in the regulations issued under Code section 402(c).

                  (iii) For a Participant or an Alternate Payee who is the Spouse or former spouse of a former or current Participant, an "eligible retirement plan" is an individual retirement account or annuity described in Code section 408(a) or 408(b), an annuity plan described in Code section 403(a), or the qualified trust of a defined contribution plan that accepts eligible rollover distributions. For a surviving spouse of a deceased Participant, an "eligible retirement plan" is an individual retirement account or annuity.

                  (iv) A "direct rollover" is a payment by the Trustee to the eligible retirement plan specified by the distributee.

                  (v) An "Alternate Payee" is a former or current Participant's Spouse, former spouse, child, or other dependent who is recognized by a qualified domestic relations order (within the meaning of Code section 414(p)) as having a right to receive all, or a portion of, the benefits payable under this Plan with respect to the Participant or former Participant.

6.6      Separate Accounting for Distributable Amounts.

         When a Participant's account(s) have become distributable, in whole or in part, the Plan Administrator may direct the Trustee to separately account for and separately invest the account(s), or the distributable portion thereof. All distributions shall be paid solely from the separate account. Amounts thus separately accounted for shall not share in the increase or decrease in the net worth of the remainder of the Trust Fund.

                                   ARTICLE VII

               Allocation of Responsibilities - Named Fiduciaries

7.1      No Joint Fiduciary Responsibilities.

         The Company, the Trustee, the Plan Administrator and the Appeals Board (as established pursuant to Section 7.4) shall be the named fiduciaries under the Plan and Trust Agreement and shall be the only named fiduciaries thereunder. The fiduciaries shall have only the responsibilities specifically allocated to them herein or in the Trust Agreement. Such allocations are intended to be mutually exclusive and there shall be no sharing of fiduciary responsibilities. Whenever one named fiduciary is required by the Plan or Trust Agreement to follow the directions of another named fiduciary, the two named fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the named fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the named fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.

7.2      The Company.

         The Company shall be responsible for: (a) making Company Contributions;
(b) certifying to the Trustee the names and specimen signatures of the members of the Committee appointed to serve as the Plan Administrator pursuant to
Section 7.4, if a Committee is appointed, and the Appeals Board, acting from time to time; (c) keeping accurate books and records with respect to its Employees and the appropriate components of each Employee's Compensation and furnishing such data to the Plan Administrator; (d) selecting agents and fiduciaries to operate and administer the Plan and Trust; (e) appointing an investment manager if it determines that one should be appointed; and (f) reviewing periodically the performance of such agents, managers, and fiduciaries.

7.3      The Trustee.

         The Trustee shall be responsible for: (a) in the absence of investment direction from the Plan Administrator, the investment of the Trust Fund to the extent and in the manner provided in the Trust Agreement; (b) the custody and preservation of Trust assets delivered to it; (c) the purchase of shares of Stock in accordance with the written directions of the Plan Administrator; and
(d) the payment of such amounts from the Trust Fund as the Plan Administrator shall direct.

7.4      Plan Administrator; Appeals Board.

         The Company shall serve as the Plan Administrator, unless the Board of Directors of the Company of the Compensation Committee of the Board of Directors of the Company appoints a separate Committee to serve as the Plan Administrator, in which case the Committee shall have all of the duties and obligations established by this Plan with respect to the Plan Administrator. The Board of Directors of the Company or the Compensation Committee of the Board of Directors of the Company shall appoint a separate Appeals Board, consisting of three or more individuals who may be, but need not be, Participants, officers, directors, or Employees of the Company. The members of the Appeals Board (and the Committee, if one is created) shall hold office at the pleasure of the Board of Directors and shall serve without compensation. The Plan Administrator shall be the "plan administrator" as defined in Section 3(16)(A) of ERISA. It shall be responsible for establishing and implementing a funding policy consistent with the objectives of the Plan and with the requirements of ERISA. This responsibility shall include establishing (and revising as necessary) short-term and long-term goals and requirements pertaining to the financial condition of the Plan, communicating such goals and requirements to the persons responsible for the various aspects of Plan operations and monitoring periodically the implementation of such goals and requirements. The Appeals Board shall be responsible for reviewing and deciding all claims appeals in accordance with the provisions of Section 14.2.

7.5      Plan Administrator to Construe Plan.

         (a) The Plan Administrator shall administer the Plan and shall have all power and authority necessary for that purpose, including, but not by way of limitation, the discretion and power to interpret the Plan, to determine the eligibility, status, and rights of all individuals under the Plan, and in general to decide any dispute and all questions arising in connection with the Plan. The Plan Administrator shall also be responsible for (a) directing the Trustee concerning the investment of assets in the Trust Fund, other than Stock; (b) directing the Trustee with respect to the purchase of Stock and with respect to entering into Exempt Loans under
                  Article XI; (c) directing the Trustee with respect to voting shares of Stock to the extent that Participants do not so direct such voting as provided for in the Plan and the Trust Agreement; and (d) valuing the Stock in accordance with
                  Article X. The Plan Administrator shall direct the Trustee concerning all distributions from the Trust Fund, in accordance with the provisions of the Plan, and shall have such other powers in the administration of the Trust Fund as may be conferred upon it by the Trust Agreement. The Plan Administrator shall maintain all Plan records except records of the Trust Fund. The Plan Administrator may appoint agents to whom it may delegate such powers as it deems appropriate, except that any dispute shall be determined by the Plan Administrator.

         (b) The Plan Administrator may adjust the account(s) of any Participant, delay distributions from the Plan, and take other appropriate actions in order to correct errors, rectify omissions, and protect all assets of the Plan from market fluctuations in such manner as the Plan Administrator believes will best result in the equitable and nondiscriminatory administration of the Plan.

7.6      Organization of Appeals Board and Committee.

         The Appeals Board and the Committee shall each elect a chairman and shall adopt such rules as it deems desirable for the conduct of its affairs and for the administration of the Plan. The Appeals Board may appoint agents to whom it may delegate such powers as it deems appropriate, except that any dispute shall be determined by the Appeals Board. The Appeals Board may make its determination with or without meetings, and may authorize one or more of its members or agents to sign instructions, notices and determinations on its behalf. The action of a majority of the Appeals Board shall constitute the action of the Appeals Board.

7.7      Agent for Process.

         The Plan Administrator shall be agent of the Plan for service of all process.

7.8      Indemnification of Appeals Board and Committee Members.

         The Company shall indemnify each member of the Appeals Board (and each member of the Committee, if one is appointed to act as Plan Administrator) and Employees who perform services for the Plan Administrator and the Appeals Board against any and all claims, loss, damages, expense and liability arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member or Employee.

                                  ARTICLE VIII

                                 Trust Agreement

8.1      Trust Agreement.

         The Company has entered into a Trust Agreement to provide for the holding, investment and administration of the funds of the Plan. The Trust Agreement shall be part of the Plan, and the rights and duties of any individual under the Plan shall be subject to all terms and provisions of the Trust Agreement.

8.2      Expenses of Trust.

         All taxes upon or in respect of the Trust shall be paid by the Trustee out of the Trust assets. All reasonable expenses of administering the Trust shall be paid by the Trustee out of the Trust assets to the extent they are not paid by the Company. No fiduciary shall receive any compensation for services rendered to the Plan if the fiduciary is being compensated on a full-time basis by the Company.

                                   ARTICLE IX

                            Termination and Amendment

9.1      Termination of Plan or Discontinuance of Contributions.

         Frontier expects to continue the Plan indefinitely, but the continuance of the Plan and the payment of contributions are not assumed as contractual obligations. Frontier may terminate the Plan or discontinue contributions at any time. Upon the termination (or partial termination) of the Plan or the complete discontinuance of contributions, the interests of all affected Participants in the Trust Fund shall become fully vested, notwithstanding any other provision hereof.

9.2      Allocations Upon termination or Discontinuance of Company
Contributions.

         Upon the termination or partial termination of the Plan or upon the complete discontinuance of contributions, the Plan Administrator shall promptly notify the Trustee of such termination or discontinuance. The Trustee shall then determine, in the manner prescribed in Section 4.2, the net worth of the Trust Fund as of the close of the last business day of the calendar month in which such notice was received by the Trustee. The Trustee shall advise the Plan Administrator of any increase or decrease in such net worth that has occurred since the preceding Valuation Date. The Plan Administrator shall thereupon allocate, in the manner described in Section 4.3, among the remaining Plan accounts, any such increase or decrease in the net worth of the Trust Fund. Immediately after the allocation of such increase or decrease in net worth, the Plan Administrator shall allocate among the remaining Plan accounts, in the manner described in Articles III, IV, and V, any Company Contributions or forfeitures occurring since the preceding Valuation Date.

9.3      Procedure Upon Termination of Plan or Discontinuance of Contributions.

         If the Plan has been terminated or partially terminated, or if a complete discontinuance of contributions to the Plan has occurred, then after the allocations required under Section 9.2 have been completed, the Trustee shall distribute or transfer the account(s) of affected Employees as follows.

         (a) If the affected Employee's account(s) have an aggregate value of $3,500 or less (calculated in accordance with applicable Treasury regulations), then the Trustee shall distribute the Employee's account(s) to the Employee in a lump sum (other than an annuity).

         (b) If the affected Employee's account(s) have an aggregate value of more than $3,500 (calculated in accordance with applicable Treasury regulations), and if the Company or an Affiliated Entity does not maintain another defined contribution plan (other than an employee stock ownership plan within the meaning of Code section 4975(e)(7)), then the Trustee shall distribute the Employee's account(s) to the Employee in a lump sum (other than an annuity).

         (c) If the affected Employee's account(s) have an aggregate value of more than $3,500 (calculated in accordance with applicable Treasury regulations), and if the Company or an Affiliated Entity maintains another defined contribution plan (other than an employee stock ownership plan within the meaning of Code section 4975(e)(7)), then the Trustee shall transfer the Employee's account(s) to the other plan unless the Employee consents to an immediate distribution of such account(s) in a lump sum (other than an annuity).

Subject to the provisions of Article X, any distribution or transfer made pursuant to this Section may be in cash, in kind, or partly in cash and partly in kind. After all such distributions or transfers have been made, the Trustee shall be discharged from all obligation under the Trust; no Participant or beneficiary who has received any such distribution, or for whom any such transfer has been made, shall have any further right or claim under the Plan or Trust.

9.4      Amendment by Frontier.

         Frontier may at any time amend the Plan in any respect, subject to
Section 9.5, but no amendment shall be made that would have the effect of vesting in the Company any part of the Trust Fund or of diverting any part of the Trust Fund to purposes other than for the exclusive benefit of Participants, Alternate Payees, or their beneficiaries, and the rights of any Participant, Alternate Payee, or beneficiary with respect to contributions previously made shall not be adversely affected by any amendment; no amendment shall reduce or restrict, either directly or indirectly, the accrued benefit (within the meaning of Code section 411(d)(6)) provided to any Participant before the amendment. The Plan shall be amended by a writing approved by the Company's Board of Directors and signed on behalf of the Company by an officer of the Company duly authorized by the Board of Directors. The Plan may also be amended in writing by an officer of the Company to whom the Company's Board of Directors delegates the authority to amend the Plan. Notwithstanding the foregoing, if the Company is subject to
Section 16(b) of the Securities Exchange Act of 1934, no amendment may be made unless in compliance with the Rules thereunder.

9.5      Amendment to Vesting Schedule.

         If the vesting schedule is amended, each Participant with at least three Years of Service may elect, within the period specified in the following sentence after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of:

         (a)      60 days after the amendment is adopted;

         (b)      60 days after the amendment becomes effective; or

         (c) 60 days after the Participant is issued written notice of the amendment by the Company or the Plan Administrator.

Furthermore, the amendment shall not decrease the nonforfeitable percentage, measured as of the later of the date the amendment is adopted or effective, of any Participant's accounts.

                                    ARTICLE X

                   Special Provisions Regarding Company Stock

10.1     Time of Distribution.

         Notwithstanding any other provision under Section 6.5 of the Plan, a Participant may elect to have the portion of his account attributable to Stock distributed (i) not later than one year after the close of the Plan Year in which such Participant separates from service by reason of the attainment of Normal Retirement Age under the Plan, death, or Disability; or (ii) not later than one year after the close of the fifth Plan Year following the Plan year in which the Participant separated from service, if the Participant separated from service for any reason other than those enumerated in paragraph (i) above, and is not reemployed by the Company at the end of the fifth Plan Year following the Plan Year of such separation from service. If the Participant separates from service for a reason other than those described in paragraph (i) above, and is employed by the Company as of the last day of the fifth Plan Year following the Plan Year of such separation from service, distribution to the Participant, prior to any subsequent separation from service, shall be in accordance with terms of the Plan other than this Section 10.1. For purposes of this Section 10.1, Stock shall not include any Stock acquired with the proceeds of a loan described in Code section 404(a)(9) until the close of the Plan Year in which such loan is repaid in full.

10.2     Put Option Requirements.

         (a) Notwithstanding any other provisions of the Plan, in the case of a distribution of Stock when it is not readily tradable on an established securities market, the Participant receiving such distribution shall have the right to exercise a put option that complies with the requirements of Code section 409(h). Such put option shall provide that if the Participant exercises the put option, the Company, or the Plan if the Plan so elects, shall repurchase all or any portion of the distributed Stock. The put option may be exercised during the six-month period beginning on the day after the Participant receives the Stock. If the Participant does not exercise the option to sell such Stock, the option shall lapse temporarily.

         (b) After the end of the Plan Year in which the option described in subsection (a) occurred, and following the valuation of the Stock as of such year end, the Plan Administrator shall notify each Participant who was eligible to, but did not, exercise the option described in subsection (a) of the updated valuation and the opportunity to once again exercise the put option during the three-month period beginning on the date the notice is received. If the Participant again fails to exercise such option, it shall lapse permanently.

         (c) To exercise his put option, the Participant must deliver to the Company a written notice of his election to sell such Stock, together with the certificates representing the shares to be sold duly endorsed for transfer with applicable transfer tax stamps attached thereto. Upon such delivery, the Participant shall have sold, and the Company shall have purchased, the number of shares specified in such notice.

         (d) The purchase price per share shall be the fair market value per share as of the Valuation Date under Section 10.9 immediately preceding the date of sale.

         (e) Stock purchased pursuant to a put option shall be paid for as follows:

                  (i) If the distribution of the Stock constituted a "Total Distribution" (as defined in paragraph (iii)), payment for the Stock shall be made in five substantially equal annual payments. The first payment shall be made not later than 30 days after the Participant exercises the put option. The remaining payments shall bear a reasonable rate of interest and shall be adequately secured.

                  (ii) If the distribution of Stock does not constitute a Total Distribution, payment for the Stock shall be made in one cash payment no later than 30 days after the Participant exercises the put option.

                  (iii) A "Total Distribution" is a distribution to a Participant or his beneficiary, or a series of such distributions within one taxable year of the recipient, of the Participant's entire balance in this Plan.

         (f) At the option of the Trustee, pursuant to written directions from the Plan Administrator, the Plan may assume the rights and obligations of the Company under the above subsections as to all or any part of the shares of Stock tendered to the Company..

                  (i) If the Participant has contributed the Stock to an individual retirement account or annuity ("IRA"), the IRA trustee shall have the option to sell described in this Section 10.2.

10.3     Diversification and Early Distribution.

         Each Participant who has both attained age 55 and completed at least ten years of participation in the Plan (a "Qualified Participant") may elect to receive a special, early distribution of Stock. This special election may be made only within 90 days after the end of one of the first six Plan Years beginning with the Plan Year the Participant became a Qualified Participant. After the first Plan Year the Qualified Participant may elect to receive a distribution of up to 25% of those shares in his Company Contributions Account. After the second through fifth Plan Years, the Qualified Participant may elect to receive an additional number of shares, provided that the total number of shares distributed pursuant to these special elections does not exceed 25% of the sum of the number of shares in his account plus the number of shares previously distributed. After the sixth Plan Year, the Qualified Participant may elect to receive an additional number of shares, provided that the total number of shares distributed pursuant to these special elections does not exceed 50% of the sum of the number of such shares in his account plus the number of shares previously distributed. The Stock received in these distributions is subject to the put options described in Section 10.2 No distribution may be made under this Section without the consent of the Participant and his Spouse (if the Participant has a Spouse). Distributions pursuant to this Section shall be made as soon as practicable, and in no event later than 180 days after the close of the Plan Year.

10.4     Registration.

         Notwithstanding any other provision hereof, no Stock shall be distributed to any person unless such distribution is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended. If the distribution of Stock to a Participant, Alternate Payee, or beneficiary is prohibited by the foregoing limitation, the Company shall take such steps as are necessary to permit the distribution of such Participant's interest in the Trust Fund.

10.5     Investment of Trust Fund.

         The Plan is designed to invest primarily in Stock. Up to 100% of the assets of the Trust may be invested in shares of Stock. All cash received by the Trustee shall, at the written direction of the Company, be used to pay interest and principal on an Exempt Loan or to purchase Stock at the fair market value of the Stock, as determined under Section 10.9. At the written direction of the Company, the Trustee shall temporarily invest Trust assets, pending the purchase of Stock, as provide din the Trust Agreement. In the absence of written direction from the Company, the Trustee may temporarily invest Trust assets, pending the purchase of Stock, in savings accounts, certificates of deposit and high-grade short-term securities, or such funds may be held in cash or cash equivalents.

10.6     Dividends.

         The Company may from time to time declare and pay dividends, either in cash or in shares of Stock, with respect to shares of Stock in the Trust Fund. Dividends paid with respect to Stock shall be allocated under subsection 4.3(c).

10.7     Voting of Stock.

         (a) If the Stock is a "registration-type class of securities," as defined in Code section 409(e), each Participant, Alternate Payee or beneficiary shall be entitled to vote the shares of Stock, including fractional shares, allocated to his account and shall be entitled to receive all proxy material and other information distributed to shareholders in the same manner as the other shareholders.

         (b) If the Plan owns any Stock that is not a registration-type class of securities (as defined in Code section 409(e)(4)), a Participant, Alternate Payee or beneficiary also shall be entitled to direct the Trustee, in accordance with the provisions of the Trust Agreement, to exercise the voting rights of that Stock in his Company Contributions Account, in the following types of transactions involving the Company: merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or any similar transaction as may be prescribed in Treasury Regulations. While an Exempt Loan is outstanding, a Participant, Alternate Payee, or beneficiary shall also be entitled to direct the exercise of the voting rights on any shareholder vote of the Stock in his Company Contributions Account that was purchased or transferred to the Plan in connection with the Exempt Loan. In any case in which the voting rights with respect to Stock are not required to be passed through to a Participant, Alternate Payee or beneficiary in accordance with the foregoing, such Stock shall be voted by the Trustee pursuant to the written directions of the Plan Administrator, as provided in the Trust Agreement.

10.8     Stock to be Subject to Certain Conditions.

         All shares of Stock distributed to a Participant, Alternate Payee or beneficiary shall bear such legends and statements as the Company may deem advisable to assure compliance with applicable federal and state securities laws and regulations. If the Company requests, a recipient of shares of Stock shall, prior to receipt of such shares, deliver to the Company such written statements as the Company or its counsel may reasonably require to indicate that (a) the recipient is acquiring such shares for his own account, for investment and not with the view to disposing of such shares, (b) the recipient of such shares understands that the shares have not been registered under the Securities Act of 1933 (the "Act") and that neither the shares nor any interest therein may be transferred, sold, assigned or conveyed except in accordance with the Act and applicable state securities laws and must therefore be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Such written statements may also require the recipient's acknowledgement that he understands that if, after the Stock has been held for a period of at least two years and if the provisions of Rule 144 of the General Rules and Regulations adopted under the Act are otherwise available (there being no representations by the Company that the provisions of Rule 144 will be applicable), then he may make routine sales of such shares in limited amounts, in a specified manner, in accordance with other terms and conditions of Rule 144. In the case of Stock to which Rule 144 is not applicable, any sales by a recipient would have to be made in compliance with Regulation A or some other exception from the registration requirements of the Act.

10.9     Valuation of Stock.

         With respect to all activities carried on by the Plan, all valuations of Stock, while the Stock is not readily tradable on an established securities market, shall be made by an independent appraiser meeting requirements similar to those contained in Treasury Regulations under Code section 170(a)(1). The fees of such appraisers shall be paid by the company or the Trust, or may be shared by each, as determined by the Company; all such decisions shall be made in compliance with ERISA. Shares of Stock held in the Trust Fund which are not readily tradable on an established securities market shall be valued annually by the Plan Administrator (using an independent appraiser), for all purposes of the Plan, at their fair market value as of the last day of each Plan year, in accordance with the applicable provisions of ERISA. Shares of Stock that are readily tradable on an established securities market shall be valued as of the last day of each Plan Year and at such other dates as may be required or provided by the Plan, in accordance with the applicable provisions of ERISA. If the Stock is traded on an established securities market, distributions in the form of Stock shall be valued at the fair market value of the Stock on the date the Trustee directs the transfer agent for the Stock to transfer the shares of Stock into the name of a Participant or a Beneficiary. In the case of purchases of Stock from "disqualified persons" as defined in Code section 4975(e)(2)), the value of the purchased Stock must be determined as of the date of the transaction.

                                   ARTICLE XI

                    Company Stock Purchased with Exempt Loans

11.1     Prohibition Against Non-Exempt Loans.

         In general, the term "loan" refers to a loan made to the Plan by a disqualified person (as defined in Code section 4975(e)(2)) or a loan to the Plan that is guaranteed by a disqualified person. It includes a direct loan of cash, a purchase-money transaction, and an assumption of the obligation of the Plan. "Guarantee" includes an unsecured guarantee and the use of assets of a disqualified person as collateral for a loan, even though the use of assets may not be a guarantee under applicable state law. An amendment of a loan in order to qualify as an Exempt Loan is not a refinancing of the loan or the making of another loan. Notwithstanding anything to the contrary contained in the Plan or Trust Agreement, no loan shall be made to the Plan unless such loan is an Exempt Loan which satisfies all of the following requirements:

         (a) Primary Benefit Requirement. The loan must be primarily for the benefit of the Plan Participants and their beneficiaries. In addition, at the time the loan is made, the interest rate for the loan and the price of the Stock to be acquired with the loan proceeds should not be such that Plan assets might be drained off and the terms of the loan, whether or not between independent parties, must be at least as favorable to the Plan as the terms of a comparable loan resulting from arm's-length negotiations between independent parties.

         (b) Use of Loan Proceeds. The proceeds of the loan must be used within a reasonable time after their receipt by the Plan only for any or all of the following purposes:

                  (i)      To acquire Stock.

                  (ii)     To repay such loan.

                  (iii) To repay a prior Exempt Loan. A new loan, the proceeds of which are so used, must satisfy all of the provisions of this subsection 11.1. Except as provided in subsection 11.1(g) below, or as otherwise required by applicable law, no Stock acquired with the proceeds of the loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is still an ESOP at such time and whether any Exempt Loans remain outstanding.

         (c) Liability and Collateral of Plan for Loan. The loan must be without recourse against the Plan and the only assets of the Plan that may be given as collateral on the loan are assets acquired with the proceeds of the loan and assets that were used as collateral on a prior Exempt Loan repaid with the proceeds of the current loan. No person entitled to payment under the loan shall have any right to assets of the Plan other than:

                  (i)      collateral given for the loan;

                  (ii) Company Contributions (other than contributions of Stock) that are made under the Plan to meet its obligations under the loan;

                  (iii) earnings attributable to such collateral and the investment of such contributions; and

                  (iv) earnings attributable to all other Stock provided the required allocation of shares of Stock released from the ESOP Suspense Account is made pursuant to subsection 4.3(c).

The payments made by the Plan with respect to an Exempt Loan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the Plan Year less such payments in prior years. Such contributions and earnings must be account for separately in the books of account of the Plan until the loan is repaid.

         (d) Default. In the event of default upon an Exempt Loan, the value of Plan assets transferred in satisfaction of the loan must not exceed the amount of default. If the lender is a disqualified person, the loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan. For the purposes of this subsection (d), the making of a guarantee does not make a person a lender.

         (e) Reasonable Rate of Interest. The interest rate of Exempt Loan must not be in excess of a reasonable rate of interest. All relevant factors will be considered in determining a reasonable rate of interest, including the amount and duration of the loan, the security and guarantee (if any) involved, the credit standing of the Plan and the guarantee (if any), and the interest rate prevailing for comparable loans. When these factors are considered, a variable interest rate may be reasonable.

         (f) Release from Encumbrance. Shares of Stock purchased with an Exempt Loan shall be allocated to a special ESOP Suspense Account and released from the ESOP Suspense Account (and the encumbrance) in accordance with this subsection (f). Shares of Stock released from the ESOP Suspense Account shall be allocated to the Participants' Company Contributions Accounts. In general, an Exempt Loan must provide for the release from encumbrance under this subsection of Plan assets used as collateral for an Exempt Loan. The number of shares of Stock released each Plan Year because of a Company ESOP Contribution shall equal the number of encumbered shares of Stock held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid for the year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years. The number of future years under the loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under an Exempt Loan is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year. If collateral includes more than one class of Stock, the number of shares of Stock of each class to be released for a Plan Year must be determined by applying the same fraction to each class. Notwithstanding the foregoing, a loan will not fail to satisfy this subsection (f) merely because the number of shares of Stock to be released from encumbrance is determined solely with reference to principal payments. However, if release is determined with reference to principal payments only, the following three additional rules apply:

                  (i) the loan shall provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years;

                  (ii) the interest included in any payment with respect to the loan shall be disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and

                  (iii) these additional rules shall not apply from the time that, because of a renewal, extension, or refinancing, the sum of the expired duration of the Exempt Loan, the renewal period, the extension period, and the duration of a new loan exceeds 10 years.

         (g) Put Option. Stock acquired by the Plan with the proceeds of the loan shall be subject to a put option described in
                  Section 10.2, if it meets the requirements thereof, or if it is subject to a "trading limitation" when distributed. For purposes of this subsection, a trading limitation on a security is a restriction under any federal or state securities law, any regulation thereunder, or an agreement, not prohibited by this Article, which would make the security not as freely tradable as one not subject to such restriction. The put option shall be exercisable only by a Participant, Alternate Payee or beneficiary, by their donees, or by a person (including an estate or its distributee) to whom the Stock passes by reason of their death. The put option shall permit a Participant, Alternate Payee or beneficiary to put the Stock to the Company as described in Section 10.2. At the option of the Trustee, the Plan may assume the rights and obligations of the Company as to all or any part of the shares tendered to the Company. If it is known at the time an Exempt Loan is made that federal or state law will be violated by the Company's honoring such put option, the put option must permit the Stock to be put, in a manner consistent with such law, to a third party (e.g., an affiliate of the Company or a shareholder other than the Plan) that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial.

11.2     Voting Rights.

         Stock acquired with the proceeds of an Exempt Loan that is allocated to Participants' Company Contributions Accounts shall be subject to the voting rights described in Section 10.7. Stock acquired with the proceeds of an Exempt Loan that has been allocated to the ESOP Suspense Account, or for any other reason has not been allocated to Participants' accounts shall be voted by the Trustee in accordance with the written direction of the Plan Administrator.

11.3     Allocation to Accounts of Participants.

         (a) Except as provided in this Section 11.3, amounts contributed to the Plan shall be allocated as provided under Treasury Regulations sections 1.401-1(b)(ii) and (iii), and Stock acquired by the Plan shall be accounted for as provided under Treasury Regulations section 1.402(a)-1(b)(2)(ii).

         (b) As of the end of each Plan Year, the Plan shall consistently allocate to the Participants' accounts nonmonetary units representing Participants' interests in assets withdrawn from the ESOP Suspense Account.

         (c) Income with respect to Stock acquired with the proceeds of an Exempt Loan shall be allocated as income of the Plan except to the extent that the Plan provides for them use of cash dividends paid on Stock to pay the principal or interest on Exempt Loans. The use of such dividends (as well as cash dividends paid on Stock not acquired with the proceeds of an Exempt Loan) is hereby specifically permitted, regardless of whether the dividends are paid on Stock previously allocated to Participants' Company Contributions Accounts pursuant to subsection (b). This allocation shall satisfy the requirements of subsection 4.3(c).

         (d) If a portion of a Participant's Company Contributions Account is forfeited, Stock allocated under subsection (b) above shall be forfeited only after other assets. If interests in more than one class of Stock have been allocated to the Participant's Company Contributions Account, the Participant must be treated as forfeiting the same proportion of each such class.

11.4     Non-Terminable Provisions.

         Stock acquired with proceeds of an Exempt Loan shall continue to be subject to the provisions of this Article, even after all Exempt Loans have been paid in full and even if the Plan ceases to be an Employee Stock Ownership Plan.

                                   ARTICLE XII

                      Plan Adoption by Affiliated Entities

12.1     Adoption of Plan.

         Frontier may permit any Affiliated Entity to adopt the Plan and Trust for its Employees. Thereafter, such Affiliated Entity shall deliver to the Trustee a certified copy of the resolutions or other documents evidencing its adoption of the Plan and Trust, but such Affiliated Entity shall not be required to execute a copy of the Trust Agreement.

12.2     Agent of Affiliated Party.

         By becoming a party to the Plan, each Affiliated Entity appoints Frontier as its agent with authority to act for the Affiliated Entity in all transactions in which Frontier believes such agency will facilitate the administration of the Plan. Frontier shall have the sole authority to amend and terminate the Plan.

12.3     Disaffiliation and Withdrawal from Plan.

         (a) Disaffiliation. Any Affiliated Entity that has adopted the Plan and thereafter ceases for any reason to be an Affiliated Entity shall forthwith cease to be party to the Plan.

         (b) Withdrawal. Any Affiliated Entity may, by appropriate action and written notice thereof to Frontier, provide for the discontinuance of its participation in the Plan. Such withdrawal from the Plan shall not be effective until the end of the Plan Year.

12.4     Effect of Disaffiliation or Withdrawal.

         If at the time of disaffiliation or withdrawal, the disaffiliating or withdrawing entity, by appropriate action, adopts a substantially identical plan that provides for direct transfers from this Plan, then, as to employees of such entity, no plan termination shall have occurred; the new plan shall be deemed a continuation of this Plan for such employees. In such case, the Trustee shall transfer to the trustee of the new plan all of the assets held for the benefit of employees of the disaffiliating or withdrawing entity, and no forfeitures or acceleration of vesting shall occur solely by reason of such action. Such payment shall operate as a complete discharge of the Trustee, and of all organizations except the disaffiliating or withdrawing entity, of all obligations under this Plan to employees of the disaffiliating or withdrawing entity and to their beneficiaries. A new plan shall not be deemed substantially identical to this Plan if it provides slower vesting than this Plan. Nothing in this Section shall authorize the divesting of any vested portion of a Participant's account(s).

12.5     Distribution Upon Disaffiliation or Withdrawal.

         (a) Disaffiliation. If an entity disaffiliates from the Company and the provisions of Section 12.4 are not followed, then the following rules apply to the account(s) of employees of the disaffiliating entity.

                  (i) If the disaffiliating entity maintains a defined contribution plan (other than an employee stock ownership plan within the meaning of Code section 4975(e)(7)), then, if the other plan will accept such a transfer, the Trustee shall transfer the employee's account(s) to the other plan unless the employee consents to an immediate distribution in a lump sum (other than an annuity) of the vested portion of his account(s); if the other plan will not accept such a transfer, the account(s) shall remain in this Plan until the employee elects to receive a distribution pursuant to Article VI.

                  (ii) If the disaffiliating entity does not maintain a defined contribution plan (other than an employee stock ownership plan within the meaning of Code section 4975(e)(7)), then the Trustee shall distribute the vested portion of the employee's account(s) to the employee in a lump sum (other than an annuity), upon the consent of the employee. If the employee does not consent to an immediate distribution, then distribution may only be made according to Article VI.

         (b) Withdrawal. If an Affiliated Entity withdraws from the Plan and the provisions of Section 12.4 are not followed, then the following rules apply to the account(s) of Employees of the withdrawing entity.

                  (i) If the withdrawing entity maintains a defined contribution plan that accepts transfers from this Plan, then the Employee may transfer his account(s) from this Plan to such plan. No forfeitures or acceleration of vesting shall occur solely by reason of such transfer.

                  (ii) If the withdrawing entity does not maintain a defined contribution plan that accepts transfers from this Plan, then the Employee's account(s) shall remain in this Plan.

         (c) Distributions. Any distribution or transfer made pursuant to this Section shall be in shares of Stock, provided, however, that fractional shares of Stock may be converted to and paid in cash. After such distribution or transfer has been made, no Participant or beneficiary who as received any such distribution, or for whom any such transfer has been made, shall have any further right or claim under the Plan or Trust.

                                  ARTICLE XIII

                              Top-Heavy Provisions

13.1     Application of Top-Heavy Provisions.

         The provisions of this Article shall be applicable only if the Plan becomes "top-heavy" as defined below for any Plan Year. If the Plan becomes "top-heavy" as of the Determination Date for a Plan Year, the provisions of this Article shall apply to the Plan effective as of the first day of such Plan Year and shall continue to apply to the Plan (whether or not the Plan ceases to be "top-heavy") until the Plan is terminated or otherwise amended.

13.2     Determination of Top-Heavy Status.

         The Plan shall be considered "top-heavy" for a Plan Year if, as of the Determination Date for that Plan Year, the aggregate of the account balance (as calculated according to the regulations under Code section 416) of Key Employees under this Plan (and under all other plans required or permitted to be aggregated with this Plan) exceeds 60% of the aggregate of the account balance (as calculated according to the regulations under Code section 416) in this Plan (and under all other plans required or permitted to be aggregated with this Plan) of all current Employees and all former Employees who terminated employment within five years of the Determination Date. This ratio shall be referred to as the "top-heavy ratio." For purposes of determining the account balance of any Participant, distributions made with respect to such individual within a five-year period ending on the Determination Date shall be included. This shall also apply to distributions under a terminated plan that, if it had not been terminated, would have been required to be included in an aggregation group. The account balances of a Participant who had once been a Key Employee, but who is not a Key Employee during the Plan Year, shall not be taken into account. The following plans must be aggregated with this Plan for the top-heavy test: (a) a qualified plan maintained by the Company or an Affiliated Entity in which a key Employee participated during this Plan Year or during the previous four Plan Years and (b) any other qualified plan maintained by the Company or an Affiliated Entity that enables this Plan or any plan described in clause (a) to meet the requirements of Code sections 401(a) and 410. The following plans may be aggregated with this Plan for the top-heavy test: any qualified plan maintained by the Company or an Affiliated Entity that, in combination with the Plan or any plan required to be aggregated with this Plan when testing this Plan for top-heaviness, would satisfy the requirements of Code sections 401(a) and
410. If one or more of the plans required or permitted to be aggregated with this Plan is a defined benefit plan, a Participant's "account balance" shall equal the present value of his accrued benefit, including any distributions within five years of the Determination Date. If the aggregation group includes more than one defined benefit plan, the same actuarial assumptions shall be used with respect to each such defined benefit plan. The foregoing top-heavy ratio shall be computed in accordance with the provisions of Code section 416(g), together with the regulations and rulings thereunder.

13.3     Special Vesting Rule.

         Unless Section 5.1 provides for faster vesting, the amount credited to the Participant's Company Contributions Account shall vest in accordance with the following schedule during any top-heavy Plan Year:

                       Years of Service Vested Percentage

                                            1                                 20
                                            2                                 40
                                            3                                 60
                                            4                                 80
                                        5 or more                            100

13.4     Special Minimum Contribution.

         Notwithstanding the provisions of Sections 3.1 and Article IV to the contrary, and subject to subsection (b), in every top-heavy Plan Year, a minimum allocation is required for each Non-Key Employee who both (i) performed one or more Hours of Service during the Plan Year as a Covered Employee after satisfying any eligibility requirement of Section 2.1, and (ii) was an Employee on the last day of the Plan Year. This minimum allocation is required regardless of whether such Non-Key Employee received credit for 1,000 or more Hours of Service or made any required contributions to the Plan for such Plan Year. The minimum allocation shall be a percentage of such Non-Key Employee's Compensation. The percentage shall be the lesser of 3% or the largest percentage of any Key Employee's Compensation. For all Key and Non-Key Employees, this percentage takes into account all Company Contributions and forfeitures, except for amounts used to restore the accounts of a rehired or missing Participant, allocated for the Plan Year. If this minimum allocation is not satisfied for any Non-Key Employee, the Company shall contribute the additional amount needed to satisfy this requirement to such Non-Key Employee's Company Contributions account.

13.5     Change in Top-Heavy Status.

         If the Plan ceases to be a "top-heavy" plan as defined in this Article XIII, and if any change in the benefit structure, vesting schedule or other component of a Participant's accrued benefit shall occur as a result of such change in top-heavy status, the nonforfeitable percentage of each Participant's benefit attributable to Company Contributions shall not be decreased as a result of such change. In addition, each Participant with at least three Years of Service with the Company and Affiliated Entities on the date of such change, may elect to have his nonforfeitable percentage computed under the Plan without regard to such change in status. The period during which the election may be made shall commence on the date the Plan ceases to be a top-heavy plan and shall end on the later of (a) 60 days after the change in status occurs, (b) 60 days after the change in status becomes effective, or (c) 60 days after the Participant is issued written notice of the change by the Company or the Plan Administrator.

                                   ARTICLE XIV

                                  Miscellaneous

14.1     Right to Dismiss Employees - No Employment Contract.

         The Company and Affiliated Entities may terminate the employment of any Employee as freely and with the same effect as if this Plan were not in existence. Participation in this Plan by an Employee shall not constitute an express or implied contract of employment between the Company or an Affiliated Entity and the Employee.

14.2     Claims Procedure.

         (a) All claims shall be filed in writing by the Participant, his beneficiary, or the authorized representative of the claimant, by completing the procedures that the Plan Administrator requires. The procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information. For purposes of this Section, a request for an in-service withdrawal shall be considered a claim.

         (b) The Plan Administrator shall review all materials and shall decide whether to approve or deny the claim. If a claim is denied in whole or in part, written notice of denial shall be furnished by the Plan Administrator to the claimant within 90 days after the receipt of the claim by the Plan Administrator, unless special circumstances require an extension of time for processing the claim, in which event notification of the extension shall be provided to the claimant and the extension shall not exceed 90 days. The written notice shall set forth the specific reasons for such denial, specific reference to pertinent Plan provisions, a description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why such material or information is necessary, all written in a manner calculated to be understood by the claimant. The notice shall include appropriate information as to the steps to be taken if the claimant wishes to submit his denied claim for review. The claimant may request a review upon written application, may review pertinent documents, and may submit issues or comments in writing. The claimant must request a review within the reasonable period of time prescribed by the Plan Administrator. In no event shall such a period of time be less than 60 days. The Appeals Board shall decide all review of denied claims. A decision on review shall be rendered within 60 days of the receipt of request for review by the Appeals Board. If special circumstances require a further extension of time for processing, a decision shall be rendered not later than 120 days following the Appeals Board's receipt of the request for review. If such an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The Appeals Board's decision on review shall be furnished to the claimant. Such decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

         (c) The Plan Administrator, when initially deciding claims, and the Appeals Board, when deciding appeals of denied claims, shall have total discretionary authority to determine eligibility, status, and the rights of all individuals under the Plan and to construe any and all terms of the Plan.

14.3     Source of Benefits.

         All benefits payable under the Plan shall be paid solely from the Trust Fund, and the Company and Affiliated Entities assume no liability or responsibility therefor.

14.4     Exclusive Benefit of Employees.

         It is the intention of the Company that no part of the Trust, other than as provided in Sections 3.2, 8.2, and 14.8 hereof and Section 4.2 of the Trust Agreement, ever to be used for or diverted to purposes other than for the exclusive benefit of Participants, Alternate Payees, and their beneficiaries, and that this Plan shall be construed to follow the spirit and intent of the Code and ERISA.

14.5     Forms of Notices.

         Wherever provision is made in the Plan for the filing of any notice, election, or designation by a Participant, Spouse, Alternate Payee, or beneficiary, the action of such individual shall be evidenced by the execution of such form as the Plan Administrator may prescribe for the purpose.

14.6     Notice of Adoption of the Plan.

         The Company shall provide each of its Employees with notice of the adoption of this Plan, notice of any amendments to the Plan, and notice of the salient provisions of the Plan prior to the end of the first Plan Year. A complete copy of the Plan shall also be made available for inspection by Employees or any other individual with an account balance under the Plan.

14.7     Plan Merger.

         If this Plan is merged or consolidated with, or its assets or liabilities are transferred to, any other qualified plan of deferred compensation, each Participant shall be entitled to receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if this Plan had then been terminated.

14.8     Inalienability of Benefits - Domestic Relations Order.

         (a) Except as provided in subsection (b) below, no Participant or beneficiary shall have any right to assign, alienate, transfer, hypothecate, encumber or anticipate his interest in any benefits under this Plan, nor shall such benefits be subject to any legal process to levy upon or attach the same for payment of any claim against any such Participant or beneficiary.

         (b) Subsection (a) shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order unless such Domestic Relations Order is a QDRO in which case the Plan shall make payment of benefits in accordance with the applicable requirements of any such QDRO.

         (c) In order to be a QDRO, the Domestic Relations Order: (i) must clearly specify the name and the last known mailing address of the Participant; (ii) must specify the name and mailing address of each Alternate Payee covered by the order; (iii) must specify either the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined; (iv) must specify the number of payments or period to which such order applies; (v) must specify each plan to which such order applies; (vi) may not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, subject to the provisions of Paragraphs (f)(ii) and (f)(iii); (vii) may not require the Plan to provide increased benefits (determined on the basis of actuarial value); (viii) may not require the payment of benefits to an Alternate Payee if such benefits have already been designated to be paid to another Alternate Payee under another order previously determined to be a QDRO.

         (d) In the case of any payment before an Employee has separated from service, a Domestic Relations Order shall not be treated as failing to meet the requirements of Subsection (c) solely because such order requires that payment of benefits be made to an Alternate Payee (i) on or after the date on which the Employee attains (or would have attained) his earliest retirement age, (ii) as if the Employee had retired on the date on which such payment is to begin under such order (but taking into account only the account balance on such date), and (iii) in any form in which such benefits may be paid under the Plan to the Employee. The earliest retirement age is the earlier of (i) the date on which the Employee is entitled to a distribution under the Plan, or (ii) the later of (A) the date the Employee attains age 50, or (B) the earliest date on which the Employee could begin receiving benefits under the Plan if the Employee separated from service. For purposes of this Subsection, the account balance as of the date specified in the QDRO shall be the vested portion of the Employee's account(s) on such date.

         (e) The Plan Administrator shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders and to administer distributions under QDRO's. Such procedures shall be in writing and shall permit an Alternate Payee to designate a representative to receive copies of notices. When the Plan Administrator receives a Domestic Relations Order, it shall promptly notify the Participant and each Alternate Payee of such receipt and provide them with copies of the Plan's procedures for determining the qualified status of the order. Within a reasonable period after receipt of a Domestic Relations Order, the Plan Administrator shall determine whether such order is a QDRO and notify the Participant and each Alternate Payee of such determination. During any period in which the issue of whether a Domestic Relations Order is QDRO is being determined (by the Plan Administrator, by a court of competent jurisdiction, or otherwise), the Plan Administrator shall separately account for the amounts payable to the Alternate Payee if the order is determined to be a QDRO. If the order (or modification thereof) is determined to be a QDRO within 18 months after the date the first payment would have been required by such order, the Plan Administrator shall pay the amounts separately accounted for (plus any interest thereon) to the individual(s) entitled thereto. However, if the Plan Administrator determines that the order is not a QDRO, or if the issue as to whether such order is a QDRO has not been resolved within 18 months after the date the first payment would have been required by such order, then the Plan Administrator shall pay the amounts separately accounted for (plus any interest thereon) to the individual(s) who would have been entitled to such amounts if there had been no order. Any determination that an order is a QDRO that is made after the close of the 18-month period shall be applied prospectively only. If the Plan's fiduciaries act in accordance with fiduciary provisions of ERISA in treating a Domestic Relations Order as being (or not being) a QDRO or in taking action in accordance with this Subsection, then the Plan's obligation to the Participant and each Alternate Payee shall be discharged to the extent of any payment made pursuant to the acts of such fiduciaries.

         (f)      The Alternate Payee shall have the following rights under the
                  Plan:

                  (i) The Alternate Payee may designate beneficiaries in the same manner as a Participant, pursuant to Section
                           6.1. However, any such beneficiary designation shall be effective without the consent of the spouse of the Alternate Payee. In the absence of an effective beneficiary designation, the distributable amount of the Alternate Payee's account(s) shall be paid to his surviving spouse; or if none, in equal shares to his surviving children and issue of deceased children by right of representation; or if none, in equal shares to each surviving parent; or if none, to his estate.

                  (ii) Notwithstanding any other provisions of this Section 14.8, an Alternate Payee shall receive a distribution of his or her Plan assets as soon as administratively practicable after any necessary valuation of his or her account balance and after the Plan Administrator determines that the domestic relations order is a qualified domestic relations order. An Alternate Payee may only receive a distribution in the form of a lump sum of his or her entire interest in the Plan.

                  (iii) Distribution to an Alternate Payee shall begin on or before the Participant's Required Beginning Date. An Alternate Payee may only receive a distribution in the form of a lump sum (other than an annuity).

                  (iv) Upon the death of an Alternate Payee, the Alternate Payee's entire interest in the Plan shall be distributed in a lump sum by the end of the calendar year containing the fifth anniversary of the Alternate Payee's death.

                  (v) The Alternate Payee (or his beneficiary) may bring claims against the Plan in the same manner as a Participant pursuant to Section 14.2.

14.9     Payments Due Minors or Incapacitated Individuals.

         If any individual entitled to a payment under the Plan is a minor, or if the Plan Administrator determines that any such individual is incapacitated by reason of physical or mental disability, whether or not legally adjudicated as such, the Plan Administrator shall have the power to cause the payments becoming due to such individual to be made to his personal representative or to another for his benefit, without responsibility of the Plan Administrator or the Trustee to see to the application of such payments. Payments made pursuant to such power shall operate as a complete discharge of the Trust Fund, the Trustee and the Plan Administrator.

14.10    Uniformity of Application.

         The provisions of this Plan shall be applied in a uniform and non-discriminatory manner in accordance with rules adopted by the Plan Administrator which rules shall be systematically followed and consistently applied so that all individuals similarly situated shall be treated alike.

14.11    Disposition of Unclaimed Payments.

         Each Participant, Alternate Payee, or beneficiary with an account balance in this Plan must file with the Plan Administrator from time to time in writing his address, the address of each of his beneficiaries (if applicable), and each change of address. Any communication, statement, or notice addressed to such individual at his last address filed with the Plan Administrator (or if no address is filed with the Plan Administrator then at his last address as shown on the Company's records) will be binding on such individual for all purposes of the Plan. Neither the Plan Administrator nor the Trustee shall be required to search for or locate any missing individual. If the Plan Administrator notifies an individual that he is entitled to a distribution and also notifies him of the provisions of this Section, and the individual fails to clam his benefits under the Plan or make his address known to the Plan Administrator within five calendar years after the notification, the benefits under the Plan of such individual shall be forfeited as of the end of the Plan Year coincident with or following the five-year waiting period. Any amount forfeited pursuant to this Section shall be allocated pursuant to Section 5.5. If the individual should later make a claim for his forfeited benefit, the Company shall make a special contribution to the Plan equal to the forfeiture, and such amount shall be distributed to the individual.

14.12    Pronouns: Gender and Number.

         Unless the context clearly indicates otherwise, words in either gender shall include the other gender and the singular shall include the plural and vice versa.

14.13    Applicable Law.

         This Plan shall be construed and regulated by ERISA, the Code, and, to the extent applicable, the laws of the State of Colorado.

                                              FRONTIER AIRLINES, INC.



DATE:  September 17, 1996                     By:    /s/ Arthur Voss
                                              Vice President